                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

CHECK THE APPROPRIATE BOX:

         [X]      Preliminary Information Statement

         [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

         [ ]      Definitive Information Statement

                        INTERNATIONAL REALTY GROUP, INC.
                        --------------------------------
                  (Name of Registrant As Specified In Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

         [ ]      No Fee Required.

         [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

                  1) Title of each class of securities to which transaction applies:

                  2) Aggregate number of securities to which transaction applies:

                  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth in the amount on which the filing fee is calculated and state how it was determined):

                  4)   Proposed maximum aggregate value of transaction:

                  5)   Total fee paid:

         [X]      Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  1)   Amount Previously Paid:
                  2)   Form, Schedule or Registration Statement No.:
                  3)   Filing Party:
                  4)   Date Filed:

                        INTERNATIONAL REALTY GROUP, INC.
                           111 NORTHWEST 183RD STREET
                                    SUITE 518
                              MIAMI, FLORIDA 33169

                     --------------------------------------

                          NOTICE OF STOCKHOLDER ACTION
                           IN LIEU OF SPECIAL MEETING

                     ---------------------------------------


TO THE STOCKHOLDERS
OF INTERNATIONAL REALTY GROUP, INC.:

         This Information Statement is furnished to the stockholders of International Realty Group, Inc. (the "Company") in connection with the following corporate action to be approved by the written consent of two stockholders of the Company who own sufficient voting securities of the Company to approve such action:

                  An amendment to Article IV of the Certificate of Incorporation, as amended, of the Company to increase the number of authorized shares of common stock, par value, $.001 per share ("Common Stock"), of the Company from 10,000,000 shares to 450,000,000 shares.

         We are not asking you for a proxy and you are requested not to send us a proxy. Your vote or consent is not requested or required to approve the above amendment. This Information Statement is provided solely for your information. This Information Statement also serves as the notice required by Section 228 of the Delaware General Corporation Law for the approval of a corporate action by less than unanimous written consent of the stockholders of the Company.

                                              By Order of the Board of Directors

______________, 199_                          Richard M. Bradbury
                                              President

                        INTERNATIONAL REALTY GROUP, INC.
                           111 NORTHWEST 183RD STREET
                                    SUITE 518
                              MIAMI, FLORIDA 33169


                        ---------------------------------

                              INFORMATION STATEMENT

                        ---------------------------------


GENERAL INFORMATION

         This Information Statement is furnished by International Realty Group, Inc. (the "Company") in connection with the following corporate action to be approved by stockholders of the Company who own sufficient voting securities of the Company to approve such actions:

                  An amendment to Article IV of the Certificate of Incorporation, as amended, of the Company to increase the number of authorized shares of common stock, par value, $.001 per share ("Common Stock"), of the Company from 10,000,000 shares to 450,000,000 shares.

         As more fully described in this Information Statement, the foregoing corporate action is being taken in order to, among other things, allow the Company to retire certain convertible promissory notes issued by the Company in the transaction (the "Transaction") in which the Company acquired certain assets and business from DSC, S.A. de C.V. ("DSC") and Hemisphere Developments Limited ("Hemisphere") in return for which the Company will issue up to approximately 105,638,500 shares of Common Stock. See "The Transaction". In reviewing the Transaction, stockholders should give attention to the matters set forth under the caption "Certain Considerations" commencing on page [10] of this Information Statement.

                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT
                        TO SEND US A PROXY.

         The approximate date upon which this Information Statement will first be sent to stockholders is ________________________, 199__.

                  THE ACTIONS DESCRIBED HEREIN WILL BE APPROVED BY TWO STOCKHOLDERS OF THE COMPANY WHO OWN SUFFICIENT VOTING SECURITIES TO APPROVE SUCH ACTIONS. YOUR VOTE OR CONSENT IS NOT REQUESTED OR REQUIRED TO APPROVE SUCH ACTIONS. THIS INFORMATION STATEMENT IS PROVIDED SOLELY FOR YOUR INFORMATION.

                                TABLE OF CONTENTS


INFORMATION STATEMENT                                                              PAGE
         General Information ...................................................      1

AMENDMENT TO THE CERTIFICATE OF INCORPORATION
         Proposed Amendment ....................................................      3
         Reason For Adoption....................................................      3
         The Transaction - Potential Advantages and Disadvantages ..............      3

THE TRANSACTION
         General ...............................................................      5
         The Assets ............................................................      6
         Background of the Transaction..........................................      7
         Factors Considered by the Board of Directors ..........................      8
         Certain Considerations.................................................     10
         Accounting Treatment ..................................................     12
         Change in Control of Company ..........................................     13
         Third Party Appraisals.................................................     13
         Federal Income Tax Consequences .......................................     13
         No Appraisal Rights....................................................     14
         Regulatory Requirements ...............................................     14

CERTAIN INFORMATION CONCERNING THE COMPANY
         Business Operations....................................................     14
         Land Development.......................................................     16
         Other Activities.......................................................     16
         Employees..............................................................     17
         Description of Property................................................     17
         Environmental Regulations..............................................     19
         Real Estate Investment Policy..........................................     19
         Legal Proceedings......................................................     20
         Description of Common Stock............................................     20
         Principal Stockholders.................................................     21
         Management's Discussion and Analysis...................................     21

FINANCIAL STATEMENTS
         Index to Financial Statements

APPENDICES
         Appendix A--Amended and Restated Agreement, dated August 19, 1996, between the Company and DSC and Hemisphere


                  AMENDMENT TO THE CERTIFICATE OF INCORPORATION

PROPOSED AMENDMENT

         The Board of Directors of the Company has unanimously approved the following amendment to the Company's Certificate of Incorporation, as amended, and directed that such amendment be submitted to the Company's stockholders for their consent:

           An amendment to Article IV of the Certificate of Incorporation, as amended, to increased the authorized shares of Common Stock from 10,000,000 shares to 450,000,000 shares.

          Jack Birnholz and Richard Bradbury, who jointly control more than a majority of the Common Stock of the Company, have informed the Company that they intend to execute a written stockholder consent on or about the date of this Information Statement approving the proposed amendment to Article IV of the Company's Certificate of Incorporation, as amended.

         ACCORDINGLY, THE VOTE OR CONSENT OF THE OTHER STOCKHOLDERS OF THE COMPANY IS NOT REQUESTED OR REQUIRED TO APPROVE SUCH AMENDMENT.

REASON FOR ADOPTION

         As of the date of this Information Statement, there are 9,954,313 shares of Common Stock issued and outstanding. The Company's Certificate of Incorporation, as amended, currently authorizes a maximum of 10,000,000 shares of Common Stock. The purposes of this amendment to increase the authorized shares of Common Stock from 10,000,000 shares to 450,000,000 shares are to: (i) permit the Company to issue shares of Common Stock in connection with the Transaction, as described immediately below; and (ii) provide sufficient available shares of Common Stock for distribution in a private or public offering or other acquisitions by the Company as they may be authorized pursuant to the actions of the Board of Directors. See "The Transaction."

THE TRANSACTION - POTENTIAL ADVANTAGES AND DISADVANTAGES

         Among other reasons, the amendment to the Certificate of Incorporation is being made in connection with the August 19, 1996 share exchange transaction (the "Transaction") between the Company, DSC, S.A. de C.V. ("DSC"), a company organized under the laws of Mexico, and Hemisphere Developments Limited ("Hemisphere"), a company organized under the laws of Isle of Man. See "The Transaction." In connection with its approval of the Transaction, the Company's Board considered and reviewed various factors with respect to the financial position of the Company, results of operations, the prospects for alternative transactions, the possible synergistic and expansion opportunities associated with the Transaction, and the ability of the Company to secure equity or debt financing, either through prospective investors or strategic alliances. In reaching its decision to approve the Transaction, the Company's Board of Directors (the "Board") identified the following potential benefits of the Transaction.

         The fact that the Transaction is anti-dilutive to the current stockholders.

         The Board's belief that it is unlikely that the Company would have adequate capital and other resources to implement its business plan if it did not complete the Transaction, based on the then existing financial condition of the Company.

         The Board's belief that the Company will be able to achieve synergistic benefits through its association with DSC and Hemisphere, including increased financial resources and an ability to attract additional capital in the future.

         The Board's belief that the Transaction and the assets acquired by the Company may allow the Company to establish a broader and more meaningful market for the Company's Common Stock.

         The Board's belief that DSC and Hemisphere could offer strategic relationships and enhance the Company's ability to market its real estate consulting services to the Latin American market.

        In the course of its deliberations, the Board also reviewed and considered several possible risks associated with the Transaction, including the following:

        The Board recognized, upon conversion of the convertible promissory notes issued in the Transaction, DSC and Hemisphere, acting in concert, could determine the outcome of the election of the Directors and thereby control the Company.

        The Board recognized the Company would be assuming at the date of the closing of the Transaction approximately $1,098,100 of debt associated with some of the assets acquired. The ability of the Company to service such debt could have a negative effect on its cash flow.

        The Board recognized development risks exist with respect to the ownership of real estate properties.

        The Board recognized the Company could be liable for liabilities associated with the companies acquired.

        Under Delaware general corporate law, the stockholders were not entitled to appraisal rights in connection with the Transaction.

        Although not quantifiable at this time, the Board took into consideration the potential cost for the demand and piggyback registration rights provided to DSC and Hemisphere in the Transaction.

        For additional information with respect to the foregoing factors, see "The Transaction--Factors Considered by the Board" and "The Transaction-- Certain Considerations."

                                 THE TRANSACTION

GENERAL

        On August 19, 1996, the Company consummated a share exchange transaction with DSC and Hemisphere. As more fully described below, the share exchange transactions with DSC and Hemisphere will result in the reverse acquisition of the Company by DSC and Hemisphere and a change in the control of the Company that is expected to occur approximately 20 days after the distribution of this Information Statement to the stockholders of the Company.

        Pursuant to the share exchange transaction with DSC and Hemisphere, the Company acquired the following assets from DSC and Hemisphere as of August 19, 1996: (i) DSC's 100 percent interest in Centro de Promociones Guerrero S.A. de C.V. ("Centro"); (ii) DSC's 75 percent interest in Clusters Inmobiliaria de Ixtapa, S.A. de C.V. ("Clusters Ixtapa"); (iii) a promissory note ("Clusters Note") in the principal amount of $5,628,426 of Clusters Ixtapa; (iv) DSC's 30 percent interest in Nueva Tierra, S.A. de C.V. ("Nueva Tierra"); and (v) Hemisphere's 100 percent interest in Newland Corporation, which in turn, holds a 70 percent interest in Nueva Tierra. Nueva Tierra owns a majority interest and is the general partner of the following real estate Asociacion en Particpacion ("Participating Associations"), a form of limited partnership in Mexico; (x) Villas del Carbon; (y) Hacienda Del Franco; and (z) Bahia de Cortes. The assets acquired by the Company are collectively referred to herein as the "Assets".

        In exchange for the Assets, the Company issued to DSC on the Closing Date 485,930 shares of Common Stock and a Convertible Promissory Note (the "DSC Note") in the principal amount of $4,858,828 convertible into 52,875,030 shares of the Common Stock. The Company issued to Hemisphere on the Closing Date 514,070 shares of Common Stock and a Convertible Promissory Note ("Hemisphere Note") in the principal amount of $4,848,558 convertible into 52,763,270 shares of Common Stock.

        The Company may force the conversion of the DSC Note and Hemisphere Note after the Company's Certificate of Incorporation has been amended to increase the number of authorized shares of Common Stock from 10,000,000 to 450,000,000. The Company intends to amend its Certificate of Incorporation with the State of Delaware as soon as possible after the expiration of the twenty day period following the mailing of an Information Statement to stockholders. In the event that the DSC Note and Hemisphere Note are not converted prior to March 31, 1998, the principal amount of the Notes become immediately payable together with accrued interest at a rate of five percent per year. The DSC and Hemisphere Notes are secured by the Assets.

        The shares of Common Stock issued to DSC and Hemisphere on the Closing Date and upon conversion of the DSC Note and Hemisphere Note have and will be issued by the Company in reliance on the exemption from registration under the Securities Act of 1933 provided by Regulation S. The Agreement provides that the shares of Common Stock issued to DSC will be afforded certain demand and piggyback registration rights.

        On the Closing Date, John Day, Geoffrey Bell and Jack Birnholz resigned from the Company's Board of Directors and the remaining members of the Board -- Richard Bradbury and Alton Hollis -- appointed Bernardo Dominguez C. (the President of DSC) to fill a vacancy on the Company's Board of Directors. Pablo Macedo was elected Secretary of the Company on the Closing Date.

THE ASSETS

        The Assets consist of: (i) 100 percent equity interest in Centro de Promociones Guerraro S.A. de C.V.; (ii) 75 percent equity interest in Clusters Ixtapa; (iii) a note receivable in the principal amount of $5,625,00; (iv) DSC's 30 percent interest in Nueva Tierra, S.A. de C.V. ("Nueva Tierra"); and (v) Hemisphere's 100 percent interest in Newland Corporation, which in turn, holds a 70 percent interest in Nueva Tierra.

        Centro de Promociones Guerraro S.A. de C.V., a company formed under the laws of Mexico on March 13, 1989, owns land located in Acapulco, Mexico, known as Campo de Tiro. The eight-acre, partially developed property is being held for future development and is subject to a mortgage (including accrued interest) in the approximate amount of $659,508. See "Certain Information Concerning The Company--Description of Property."

        Clusters Ixtapa, a company formed under the laws of Mexico on July 24, 1991, owns land in Ixtapa on the pacific coast of Mexico in the state of Guerrero. The 26-acre property is being held for future development. See "Certain Information Concerning The Company-- Description of Property." Clusters Ixtapa has received loans in the principal amount of $23,007,000 (the "NAFIN Debt") from its lender, National Financiera, S.N.C. Bank ("NAFIN"). On December 29, 1995, Clusters Ixtapa, DSC and NAFIN entered into a restructuring plan with respect to the NAFIN Debt. Pursuant to this plan, DSC has assumed the NAFIN Debt in exchange for Clusters Ixtapa's payment of approximately $15,341,000 and DSC's payment of the difference. Such payment by DSC, as well as the repayment of certain other debt of DSC to NAFIN, will be made by the transfer from DSC to NAFIN of approximately 15,991,000 shares of the Company's Common Stock upon the conversion of the DSC Note. Pursuant to the DSC Transaction, the Company acquired from DSC its 75% interest and a $5,625,000 debt obligation of Clusters Ixtapa on the Closing Date.

        Nueva Tierra, all of the stock of which the Company has acquired in Transactions, has a majority interest in the following real estate projects in Mexico.

        Villas del Carbon, a Participating Association formed under the laws of Mexico on January 19, 1996, owns a residential development located in Villa del Carbon, State of Mexico, in which Nueva Tierra has a 79.1 percent interest. The 25-acre property, which is presently being held by the Company for future development, is partially developed and presently has a clubhouse, roads and utility lines to the property boundary. Preliminary development plans call for development of 180 home sites for sale to builders or individuals who wish to construct weekend country houses. This property is not subject to any mortgage. For additional information regarding this property, see "Certain Information Concerning Company--Description of Property."

        Hacienda del Franco, a Participating Association formed under the laws of Mexico on January 10, 1996, owns a residential development project located near Silao in the State of Guanajuato, in which Nueva Tierra has a 81.1 percent interest. The property consists of approximately 260 acres of land and includes a traditional colonial style hacienda. The property is being held for future development centered around the hacienda. The property is subject to a mortgage (including accrued interest) in the amount of $511,227, as of June 30,

1996. For additional information regarding this property, see "Certain Information Regarding The Company--Description of Property."

        Bahia de Cortez, a Participating Association formed under the laws of Mexico on February 7, 1996, owns a future development project located in Baja California near La Paz, in which Nueva Tierra has a 78.1 percent interest. The property consists of approximately 3,080 acres of land, including over five kilometers of beachfront property. The property is not subject to any mortgage. For additional information regarding this property, see "Certain Information Regarding The Company--Description of Property."

BACKGROUND OF THE TRANSACTION

        The Transaction was consummated pursuant to an Amended and Restated Agreement (the "Amended and Restated Agreement"), dated August 19, 1996, which agreement amended and restated previous agreements between the parties with respect to the Transaction.

        With respect to DSC, the Amended and Restated Agreement superseded the Second Amendment to Agreement between the Company and DSC, dated July 31, 1996, which modified and supplemented the First Amendment to Agreement, dated February 7, 1996, as described in the Company's Current Report on Form 8-K, dated February 28, 1996. The First Amendment to Agreement modified and supplemented the original Agreement between the parties, dated October 6, 1995, as described in the Company's Current Report on Form 8-K, dated October 18, 1995. The original Agreement and the First Amendment contemplated the acquisition by the Company of Tropical Club Ixtapa S.A. de C.V., Impulsora Turistica de Occidente, S.A. de C.V., Tropical Club Isla Mujeres S.A. de C.V., Promocaribe, S.A. de C.V., DSC Casa Blanca, S.A. de C.V. and Pez Maya, S.A. de C.V. The Company decided not to acquire such companies because such companies and their assets were the subject of debt- related legal proceedings in Mexico. The Company has no present understanding, agreement or arrangement with respect to the future acquisition of such companies.

        With respect to Hemisphere, the Amended and Restated Agreement superseded the Amendment to Agreement between the Company and Hemisphere, dated July 31, 1996, which in turn modified and supplemented the original Agreement with Hemisphere, dated February 7, 1996, as described in the Company's Current Report on Form 8-K, dated February 28, 1996. The original Agreement with Hemisphere contemplated the acquisition of Las Arboledas, Ensenada Blanca, Playas de Brisa Mar, and El Quelele, which Participating Associations the Company has elected not to acquire in the Hemisphere Transaction as a result of the completion of the Company's due diligence review of the transaction.

        The Amended and Restated Agreement was to conform the terms of the Transaction with the accounting treatment of the Transaction. The parties originally intended for the Transaction to be accounted under the purchase method, pursuant to which the assets and liabilities transferred in the Transaction were valued at market cost. Upon further review of the accounting treating of the Transaction and in consultation with the Company's accountants, the Transaction has been accounted for using the pooling of interest method based upon the change in control that will occur in connection with the Transaction. Accordingly, and as set forth in the financial statements included elsewhere in this Information Statement, the assets and liabilities transferred in the Transaction have been accounted for at historical cost. DSC has been designated as the acquiring party in the Transaction by virtue of, among other things, its ability to control the Board of Directors of the Company upon conversion of the promissory notes issued in the Transaction. See "--Change of Control."

        In addition, the Amended and Restated Agreement contains certain amendments as a result of the Company's inability to meet its obligations under two previously issued convertible promissory notes that became due on December 31, 1996. Pursuant to the original Transaction, the Company issued: (i) a promissory note to DSC (the "Original DSC Note") in the principal amount of $29,673,658, which was convertible into 37,945,854 shares of Common Stock; and
(ii) a promissory note to Hemisphere (the "Original Hemisphere Note") in the principal amount of $32,120,440, which was convertible into 41,074,732 shares of Common Stock. The Company had the right to force the conversion of such notes after the Company increased its authorized capital stock to permit the issuance of such shares of Common Stock. When the Company failed to increased its authorized capital stock by December 31,1996, such notes became immediately payable together with interest at a rate of five percent per year. In lieu of foreclosing on such notes, which were secured by all of the assets acquired by the Company in the August 1996 Transaction, the parties agreed to amend the notes and Transaction, including the following:

1. The Original DSC Note was replaced with the DSC Note in the principal amount of $4,858,828 which is convertible into 52,875,030 shares of Common Stock.

2. The Original Hemisphere Note was replaced with the Hemisphere Note in the principal amount of $4,848,558 which is convertible into 52,763,270 shares of Common Stock.

3. The Company did not acquire Barra del Tordo property since Nueva Tierra terminated its agreement with the owner of the Barra del Tordo property. Nueva Tierra's decision to terminate its interest in Barra del Tordo was based on the high levels of debt associated with such property and its adverse effect on the prospects of obtaining financing to develop such property.

FACTORS CONSIDERED BY THE BOARD OF DIRECTORS.

        In connection with approval of the Transaction, the Board of Directors (the "Board") considered the relative values of the Company, the DSC Assets and the Hemisphere Assets, the potential benefits of the share exchange, and the risks of the share exchange to the Company's existing stockholders. The Board identified several potential benefits of the Transaction, including the following:

        The fact that the Transaction is anti-dilutive to the current stockholders. Dilution is the difference between the "net tangible book value" per share of the Company's Common Stock before the Transaction and after the Transaction. The net tangible book value per share represents the amount of the Company's assets less the amount of its liabilities, divided by the number of the Company's outstanding securities. At June 30, 1996, the Company had a net book value of $222,400 with 8,954,250 shares issued and outstanding, or $.025 per share. On a pro forma basis, after giving effect to the conversion of the DSC Note and Hemisphere Note, the Company has a net book value of $10,021,700 with 115,592,487 shares outstanding, or $.087 per share.

        The Board's belief that it is unlikely that the Company would have adequate resources or capital to implement its business plan if it did not complete the Transaction, based on the then existing financial condition of the Company. Prior to the Transaction, the Company's strategy has been to be a boutique international appraisal and valuation firm and to expand its operations through acquisitions. The Company's initial strategy was to acquire a network of appraisal firms to perform appraisal valuation activities in their particular market areas. The Company initially was successful in this strategy with the acquisition (through a joint venture with Novotrade Rt.) and formation of Appraisal Group International, Rt., Budapest Hungary, as described elsewhere herein. However, the illiquidity of the Common Stock has been a detriment in the Company's ability to acquire additional appraisal firms to enhance the Company's growth. The difficulties in identifying feasible acquisitions of strategically-located appraisal firms as well as the Company's lack of significant resources to effectuate acquisitions in real estate investments has hampered the success of the Company's growth strategy.

        The Board's belief that the Company will be able to achieve synergistic benefits through its association with DSC and Hemisphere, including increased financial resources and an ability to attract additional capital in the future and that with the Transaction and the assets acquired by the Company, the Company may be able to begin to establish a broader and more meaningful market for the Company's Common Stock. The Board believed that the capital contribution and the assets acquired in the Transaction, the increase in the Company's capital base, and the relationship with DSC and Hemisphere, would provide immediate working capital for the Company's operations, improve the Company's ability to explore potential future acquisitions, provide access to the capital markets and thereby enhance the Company's long-term growth prospects. As provided for in the Amended and Restated Agreement, DSC has provided $300,000 as a capital contribution to the Company, and in addition, the Company will acquire accounts receivable valued at approximately $2,142,500 as of September 30, 1997. The Company used the $300,000 provided by DSC for working capital allocated to the domestic operations of the Company and professional fees incurred in connection in the Transaction.

        The Board's belief that the Transactions and the assets acquired by the Company may allow the Company to establish a broader and more meaningful market for the Common Stock. Currently, the Common Stock is eligible for trading on the OTC Bulletin Board, although there has been insignificant trading activity in the Common Stock for the past several years. See "--Certain Considerations." The Board believed that the Transaction may increase the liquidity in the Common Stock by enabling the Company to attract broker-dealers to act as market makers in the Common Stock and/or by increasing the capital resources and asset base required for listing on the NASDAQ SmallCap market. The Company has not, to date, taken any action to increase the liquidity of the Common Stock and no assurance can be given that the Company will be able to attract market makers for the Common Stock. Furthermore, NASDAQ has recently increased the quantitative and qualitative listing requirements and no assurance can be given that, were the Company to seek the listing of the Common Stock on the SmallCap market, such an application would qualify or be approved by NASDAQ.

        The Board's belief that DSC and Hemisphere could offer strategic relationships in the Company's ability to market its real estate consulting services to the Latin American market. The Transaction may also provide additional intangible benefits that the Board believes will be instrumental to the Company's success. These potential benefits include, among others, increased recognition in the international real estate market and other benefits accruing from an association with a company whose businesses are compatible with the Company's business. These factors, especially the anti-dilutive nature of the Transaction to the current stockholders, were in the view of the Board, supportive of the fairness to stockholders of the Transaction.

        The Board received appraisals prepared by a third party valuation firm. See "--Third Party Appraisal." The Board requested its valuation subsidiary to review the appraisals to determine whether the value of the DSC Assets and the Hemisphere Assets are at least equivalent to their historical costs and that of the Common Stock to be issued in the Transaction. After inspecting the properties, the property appraisals and the information provided by DSC and Hemisphere, the Company's valuation subsidiary concluded the overall value of all the properties included in the Transaction exceed the historical costs and are equivalent to or exceed the value of the Company's Common Stock being issued.

        The Board also reviewed and considered several possible risks associated with the Transaction, including, among others, the assumption of debt and liabilities, the change in control that will result from the Transaction and development risks associated with the development of properties. For a description of such possible risks, see "--Certain Considerations" immediately below. Based on the foregoing considerations as well as those discussed elsewhere herein, the Board of Directors determined that the transactions contemplated by the Transaction were fair and in the best interest of the Company and its stockholders.

CERTAIN CONSIDERATIONS

        In addition to the other information contained in this Information Statement, the Company's stockholders should be aware of the following risks related to the Transaction and the Company.

1. LOSSES FROM OPERATIONS AND NEED FOR FINANCING. Giving effect to the Transaction, the Company has continuously sustained losses from operations. The Company incurred losses of $975,100 and $569,800 during the last two fiscal years ended December 31, 1995 and 1996, respectively. The Company will require additional financing in order to fully implement the Company's business strategy. See "Certain Information Concerning The Company-- Management's Discussion and Analysis." To raise additional financing, the Company may have to seek such funds through public or private equity or debt financing. Should the Company raise capital through such equity financing arrangement, the then existing stockholders may experience substantial dilution in the their investment in the Company. At the present time, there are no agreements, understandings or arrangements with any parties with respect to additional financing for the Company. Accordingly, there can be no assurance that an agreement will be reached with respect to any additional financing.

2. SUBSTANTIAL INDEBTEDNESS AND ABILITY TO SERVICE DEBT. Giving effect to the Transaction, the Company has approximately $2,308,900 of total liabilities as of September 30, 1997. Of such amount, $1,108,300 is long-term debt payable to Mexican financial institutions, attributable to the assets acquired in the Transaction. The debt to Mexican financial institutions has maturity dates in 1998 and the year 2007 with no interest accruing on one Note and an interest-accruing note at 4.5% above the Mexican inflation rate index, approximately 20% interest on the second note. In addition, the Company may be required to incur additional indebtedness in the future in order to fully implement the Company's business strategy. See above. The level of the Company's indebtedness could have important consequences to the stockholders of the Company, including the following: (i) the ability of the Company to obtain any necessary debt financing in the future for working capital, capital expenditure or other purposes may be limited; (ii) any cash flow from operations must be dedicated to payment of principle and interest on its indebtedness and will not be available for other purposes; (iii) the Company's level of indebtedness could limit its flexibility in planning for or reacting to changes in its business; (iv) the Company's high level of indebtedness may make it more vulnerable in the event of a downturn in its business or the economy in general; and (v) in the event that the Company is unable to service its debt requirements, the Company may be required to sell its assets in order to meet its debt service requirements, which sales may be required to be made at prices below the then market value of such assets. Unless the Company is able to generate cash flow from operations or obtain additional financing for debt service requirements, the Company will face substantial liquidity problems. See "Certain Information Concerning The Company -- Management's Discussion and Analysis."

3. DEVELOPMENT RISKS. The Company intends to develop the properties acquired in the Transaction. See "Certain Information Concerning The Company--Management's Discussion and Analysis." Although the diversity in the size, type and location of its properties should reduce the risks attended upon the ownership of any single property, the Company will be subject to the risks generally inherent in the ownership of real estate properties such as a downturn in general or local economic conditions or an increase in the real property tax rate. In the event that in the future the Company develops such properties, the Company will be subject to various additional risks including inability to obtain financing, inability to obtain building permits or necessary zoning changes, construction delays, inability to complete construction at projected costs and to fund any excess construction costs, strikes, adverse weather conditions, and other conditions beyond the control of the Company. No assurance can be given that the Company will be successful in completing any development projects undertaken.

4. ASSUMED LIABILITIES. The Company could become liable for liabilities associated with the properties acquired in the Transaction. Such liabilities may include various contingent or undisclosed liabilities. Although the Company is not aware of any such liabilities that would be material to the Company, the existence of such liabilities could have a substantial adverse effect on the Company.

5. COMPETITION. The Company's business is highly competitive. The Company's appraisal and real estate consulting business competes with, among other persons, "Big 6" accounting firms which have substantially greater financial and other resources than the Company. See "Certain Information Concerning The Company -- Business Operations." In addition, to the extent that the Company seeks to develop its real estate properties, the Company will be required to compete with numerous developers ranging from small local to larger regional and national builders and developers, some of which have greater sales and financial resources than the Company. No assurance can be given that the Company will be able to compete with such other builders and developers. See "Certain Information Concerning The Company -- Description of Property."

6. LACK OF PUBLIC MARKET FOR THE COMMON STOCK. The Common Stock is thinly traded. For the years 1995 and 1996, the total trading volume of the Common Stock was 9,500 shares.

The Common Stock is eligible for trading on the OTC Bulletin Board under the symbol IRGR. As compared with other markets, an investor may find it more difficult to dispose of or obtain accurate quotations for the price of securities traded on the OTC Bulletin Board. In addition, if the trading price of the Common Stock is less than $5.00 per share, trading in the Common Stock would also be subject to certain rules promulgated under the 1934 Act, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stock to persons other than established customers and accredited investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Common Stock, which could severely limit the market liquidity of the Common Stock and the ability of persons to sell the Common Stock.

7. NO APPRAISAL RIGHTS. Under the applicable provisions of the Delaware General Corporations Law, the Company's stockholders are not entitled to any dissenters' appraisal rights in connection with the Transaction or any other transaction described in this Information Statement.

8. NO DIVIDENDS. The Company has not paid any cash dividends on this Common Stock since its inception, does not anticipate paying any cash dividends in the foreseeable future and intends to retain earnings, if any, to provide funds for general corporate purposes and the expansion of the Company's business. The payment of any future dividends by the Company will be dependent upon the earnings of the Company, its financial requirements and other relevant factors.

9. CONTROL BY PRINCIPAL STOCKHOLDERS. Upon conversion of the DSC and Hemisphere Notes, DSC will own approximately 32.4 percent, Hemisphere will own approximately 46.1 percent, and NAFIN will own approximately 13.8 percent of the then outstanding Common Stock. See "Certain Information Concerning the Company--Principal Stockholders." As a result, any two of these companies acting in concert will be in a position to determine the outcome for the election of directors and thereby control the Company.

ACCOUNTING TREATMENT OF TRANSACTION

        The Transaction has been accounted for in a manner similar to the pooling of interests method in accordance with Accounting Principles Board Opinion No. 16, Accounting for Business Combinations, since it represents an exchange of entities under common control. The parties originally intended for the Transaction to be accounted under the purchase method, pursuant to which the assets and liabilities transferred in the Transaction were valued at market cost. Upon further review of the accounting treating of the Transaction and in consultation with the Company's accountants, the Transaction has been accounted for using the pooling of interest method based upon the change in control that will occur in connection with the Transaction. Accordingly, and as set forth in the financial statements included elsewhere in this Information Statement, the assets and liabilities transferred in the Transaction have been accounted for at historical cost. DSC has been designated as the acquiring party in the Transaction by virtue of, among other things, its ability to control the Board of Directors of the Company upon conversion of the promissory notes issued in the Transaction. See "-- Change of Control."

CHANGE IN CONTROL OF COMPANY

        A change in control of the Company will occur upon the conversion of the DSC and Hemisphere Notes. At such time, DSC will own approximately 32.4 percent, Hemisphere will own approximately 46.1 percent, and NAFIN will own approximately
13.8 percent of the then outstanding Common Stock. See "Certain Information Concerning The Company--Principal Stockholders." As a result, any two of these companies acting in concert will be in a position to determine the outcome for the election of directors and thereby control the Company. The change of control is expected to occur approximately 20 days after the mailing of this Information Statement to the Company's stockholders. At such time, approximately 115,592,813 shares of Common Stock will be issued and outstanding.

        The Company intends to call a special meeting of the stockholders after the conversion of the DSC and Hemisphere Notes to elect three to five directors, one of which will be proposed by the Company, one of which will be proposed by Hemisphere and the remainder proposed by DSC. The Amended and Restated Agreement provides that Mr. Bradbury will enter into an employment agreement with the Company on terms similar to his present employment agreement with the Company. In addition, it is expected that Mr. Bradbury will continue to serve on the Board.

THIRD PARTY APPRAISAL

        Third party appraisals and valuation services have been performed by Sergio H. Parra R., Engineer, a professional valuator (Perito Valuador) in Mexico. Mr. Parra holds professional designations and licenses as a Topography and Hydro Engineer, Professor of Mathematics and Valuation (Appraiser), specializing in land tracts. Mr. Parra since 1990 has been registered with the Mexican National Banking Committee, and has been performing valuation services on behalf of large financial institutions including Bancomar, Banamex and Bital with respect to their loans to residential and resort land developers. The selection of Mr. Parra to perform the third party appraisals was based on his extensive experience preparing similar valuations on behalf of financial institutions. Mr. Parra is not affiliated with the Company or any of the parties to the Transaction.

        The Board received an appraisal report prepared by Mr. Parra for each of the properties acquired in the Transactions. Mr. Parra independently determined the value of each such property utilizing the valuation practices and procedures used in Mexico. The methodology utilized by Mr. Parra for large parcels of vacant land is the Grading System, a methodology also employed by some U.S. property tax assessors. This methodology analyzes the overall parcel giving the highest value to that portion which is most suited for its intended use and decreasing value to the remainder portion of the parcel and establishing a value for the entire land parcel. Mr. Parra utilized the Depreciated Replacement Cost Method for improvements on the property, which methodology is based upon the current replacement cost of such improvement less depreciation.

        Such reports, as reviewed by the Board, determined that the value of each of the properties acquired in the Transaction exceeded their historical cost which is the basis for the Common Stock issued in the Transaction.

FEDERAL INCOME TAX CONSEQUENCES

        The Transaction will have no federal income tax effects on the Company or its stockholders.

NO APPRAISAL RIGHTS

        Under the applicable provisions of the Delaware General Corporations Law, the Company's stockholders are not entitled to any dissenters' appraisal rights in connection with the Transaction or any other transaction described in this Information Statement.

REGULATORY REQUIREMENTS

        The Company is not aware of any federal or state regulatory requirements that must be complied with or regulatory approval that must be obtained in connection with the agreements with DSC and Hemisphere and the transaction contemplated thereby, other than the filing of: (i) a Certificate of Amendment to the Company's Certificate of Incorporation pursuant to the applicable provisions of the Delaware General Corporation Law; and (ii) this Information Statement on Schedule 14C with the Securities and Exchange Commission.

CERTAIN INFORMATION CONCERNING THE COMPANY

        International Realty Group, Inc., (the "Company") was incorporated in Delaware on April 13, 1970 and operated under the name Bosco Resources Corporation until June 10, 1973, when it ceased operations after its assets were nationalized without compensation by the Libyan Government. The Company remained inactive until December 15, 1986 when it acquired all of the outstanding shares of Appraisal Group, Inc. in exchange for 4,150,000 shares of common stock (after a 1 for 8 reverse split) and changed its name to Appraisal Group International Inc. Subsequently, on August 10, 1989, the Company's name was changed to International Realty Group, Inc. Its principle offices are located at 111 N.W. 183 Street, Suite 518, Miami, Florida 33169. Its telephone number is (305) 944-8811.

BUSINESS OPERATIONS

        The Company, together with its consolidated subsidiaries, is engaged in real estate consulting services and land development.

REAL ESTATE CONSULTING SERVICES

        The Company's real estate consulting services operate through its domestic and foreign subsidiaries, which represented 55% and 45% respectively, of total Company revenue in 1996. Domestic operations are performed through Appraisal Group International, Inc. and foreign operations are performed through Appraisal Group International, Rt.

APPRAISAL GROUP INTERNATIONAL, INC.

        Appraisal Group International, Inc., organized on July 7, 1989, and its predecessor Appraisal Group, Inc., organized on August 21, 1974, is an appraisal and valuation company, specializing in commercial real estate, machinery, equipment, business and residential appraisals.

        Real estate appraisals are performed on a domestic and international level, including engagements in Mexico, China, Lithuania, Estonia, Panama, and Hungary. An estimated 70% percent of appraisal revenue is derived from projects in the United States and 30% percent from international projects. Properties appraised include office buildings, shopping centers, apartment complexes, hotels, resorts and golf courses. The Company also performs a large volume of single family appraisals to fully serve its clients.

        Commercial appraisals are generally full narrative appraisals prepared in accordance with the Uniform Standards of Professional Appraisal Practice. The appraisals are utilized by governmental agencies, banks, institutions, property owners, developers and attorneys for a variety of purposes, including financing, insurance, portfolio analysis, litigation support, estate analysis and current market valuation. The majority of the residential appraisals are completed on forms promulgated by the Federal National Mortgage Association (Fannie Mae) and Federal Home Loan Mortgage Corporation (FHLMC) and are normally utilized for financing and estate purposes. In addition, the company performs business valuations, equipment and machinery valuations, and litigation support for its clients.

        Except for salaries of the Chief Executive Officer and administrative staff, the staff of Appraisal Group International, Inc. consists of independent contractors who accept assignments pursuant to negotiated fee arrangements. All appraisers must be licensed and certified real estate appraisers, pursuant to applicable law. In addition to the appraisers in the Miami office, the company has contracts with other licensed and certified independent contractors on a national basis.

        Title XI of the Federal Financial Institutions Reform Recovery and Enforcement Act of 1989 ("FIRREA") effectively has regulated the appraisal profession. Under FIRREA, federally-insured financial institutions are required to use state licenses and certified appraisers. In connection with this statute, the Appraisal Foundation was formed to represent various appraisal organizations and is the parent organization of the Appraiser Qualifications Board and the Appraisal Standards Board.

        The Appraisal Standards Board sets standards for contents and methodology of appraisals. Appraisal Group International, Inc. appraisers perform their assignments in compliance with relevant provisions and regulations of both boards noted above as well as the Uniform Standards of Professional Appraisal Practice.

APPRAISAL GROUP INTERNATIONAL, RT.

         Appraisal Group International, Rt. organized on June 6, 1990 under the laws of the country of Hungary, is 75% owned by Stragix International, Inc. ("Stragix"), which is itself a wholly-owned subsidiary of the Company. The remaining 25% of Appraisal Group International, Rt. is owned by existing Appraisal Group International, Rt. management. See "Certain Relationships and Related Transactions". Appraisal Group International, Rt. is engaged in valuations of businesses, real estate, management, consulting, privatization management and trade brokerage in Central and Eastern Europe.

        The majority of business of Appraisal Group International, Rt. has been the valuation of businesses and real estate, primarily for the State Property Agency, an agency of the Hungarian government and local city municipalities. In addition, Appraisal Group International, Rt. is an official court appointed liquidator. As court appointed liquidator, the Company is responsible to oversee the operational and financial integrity of the companies it is liquidating. Currently Appraisal Group International, Rt. is liquidating approximately 130 separate companies on behalf of the court. The complete liquidation process for an individual company takes approximately two years, after which the Company typically earns a fee of approximately 3% of the net collected proceeds of the liquidation.

COMPETITION

        There is significant competition in the field of appraisals and real estate consulting services. Industry sources estimate that the appraisal service industry in the United States includes over 84,000 state licensed and certified appraisers in the United States. The Company's competition generally comes from three types of organizations; (i) "Big Six" accounting firms; (ii) multi-office appraisal firms; and (iii) small appraisal firms. A majority of the large accounting firms have appraisal departments. The name recognition of these large accounting firms provides such firms with a competitive advantage, however, the Company believes that their relatively high fees for services allow market penetration by firms such as the Company. All of the major accounting firms possess substantially greater financial and other resources that the Company. The most prominent United States multi-office appraisal firms are American Appraisal Company, Marshal & Stevens, Joseph Blake & Associates, Cushman & Wakefield and Valuation Consultants International Ltd. The majority of appraisal firms employ one to five appraisers who are primarily involved in residential appraisals, although many small firms do perform commercial appraisals. These firms may have lower overhead than the Company, however, they may lack the expertise to perform complex commercial appraisals and accept assignments on an international basis as the Company routinely does.

LAND DEVELOPMENT

        Pursuant to the Company's reverse merger transaction with DSC and Hemisphere, the Company acquired interests in five properties located in Mexico. See "Item 12--Certain Relations and Related Transactions" and "Item 2--Description of Properties". The Company believes that each of the Company's properties is suitable for future development as either a resort, residential or commercial property. Since the properties located in Mexico secure the Company's obligations under the DSC and Hemisphere Note, the Company does not plan to undertake any development of such properties until after the DSC and Hemisphere Notes have been converted. (While no assurances can be given, the Company expects that the conversion of the DSC and Hemisphere Notes will occur in the first quarter of 1998.) Any development of the Company is contingent upon the Company obtaining necessary financing and a review of the applicable market conditions of the time of financing. Potential sources of financing include mortgage financing from financial institutions located in the United States or Mexico, or the issuance of equity securities of the Company. The Company has no present understanding, agreement or commitment for financing any such property and there can be no assurance that financing will be available to the Company on commercially reasonable terms or at all.

OTHER ACTIVITIES

         U. S. Property Investment & Auction, Inc. was organized in March 1987 and is a licensed Florida Real Estate Broker. The company provides to its foreign and domestic clients real estate brokerage and property management services.

         IRG Financial Services, Inc. was organized in June 1992. The company provides financial consulting and mortgage loan packaging services to its foreign and domestic clients.

EMPLOYEES

        The Company, as a whole, employs 16 full-time employees. In addition, the Company retains 21 independent contractors to perform professional services on a regular basis and additional independent contractors to perform professional services on an ad hoc basis.

DESCRIPTION OF PROPERTY

         The Company, or through its subsidiaries, currently is subject to two leases for office facilities and owns eight properties currently held for investment.

         The Company leases 3,308 square feet of office space located in Miami, Florida, which serves as the Company's corporate headquarters and its domestic operations. In addition, it leases 2,500 square feet of office space in Budapest, Hungary, which is utilized by its foreign operations. Both leases are on a month-to-month basis. The Company's aggregate lease payments per month are approximately $4,000.

         Title or ownership of the Company's properties are held by two methods:
Fee simple and through Trust agreements. Property owned through Trust agreements ("Trust Rights") is a unique form of ownership in Mexico. In 1859 the Mexican Federal Constitution forbade real estate to be sold in fee to non-Mexicans within fifty kilometers from Mexico's shores or within one hundred kilometers along Mexico's borders (the "restricted zone"). Under Section 346 of Mexico's Credit Instruments and Transactions Law, non-Mexicans may own real estate through the utilization of Trust agreements. Under a trust agreement, the property owner, called the settlor, settles property in trust with a trustee, a credit institution, for a determined legal purpose and for the benefit of a beneficiary who may be settlor himself. Ownership is typically divided among three parties: the settlor; the trustee; and the beneficiary. None of these parties is thus considered to be a full owner in fee of the property settled in trust. Therefore, the Trust vehicle provides to both Mexican and non-Mexican all of the rights, use, enjoyment, ability to encumber, rent, modify, construct, and sell the real estate placed in trust. The following properties described below are held pursuant to Trust Rights: Campo de Tiro and Clusters Ixtapa. Allof the other properties are held in fee simple.

         The Company's real estate properties include:

         (i) Clear Lake Pines - two developed vacant lots totaling one acre located in Clear Lake Pines, La Grange, Texas, which is wholly owned by the Company's subsidiary, Appraisal Group International, Inc. The property is currently being held for investment purposes. Clear

Lake Pines is a second-home recreational development. The property is not subject to a mortgage or other encumbrances.

         (ii) Caye Bokel - an 87 acre parcel of undeveloped land on the Island of Big Caye Bokel, located in the Turneffe Islands in the country of Belize, which is wholly owned by the Company's subsidiary, Caye Bokel Limited. The property is currently being held for future development purposes. Although the Company presently has no understandings or agreements with respect to the development of Caye Bokel, management believes that the highest and best use for the property is a 250-unit hotel/villa destination resort with marina to attract both North and South American tourists interested in the sports fishing, scuba and other water sports activities available on the Barrier Reef the property is located adjacent to. The Company is aware of at least four small (10 to 25 rooms) potentially competitive resorts in the Turneffe Islands, including a 22 room resort on the island adjacent to Big Caye Bokel that caters to divers and sport fishermen. The property is not subject to any mortgage or other encumbrances.

         (iii) Campo de Tiro - an 8-acre partially developed property, located in the city of Acapulco, State of Guerraro, Mexico, which is wholly owned by the Company's subsidiary Centro de Promociones Guerraro S.A. de C.V. The property is currently being held for future development. Although the Company presently has no understandings or agreements with respect to Campo de Tiro, the preliminary development plan calls for construction of social housing, which is government assisted residential housing over a period of 24 months, consisting of 124 two-story duplex townhouses, 250 units in total. The Company believes that all necessary licenses, permits, and governmental approvals have been obtained for the construction of residential housing on such property. The Company is aware of one other social housing development which is proposed to be constructed within 10 miles of the Campo de Tiro site. Accordingly, the Company believes that in the event that the Company so develops the Campo de Tiro site, the development will be able to effectively compete in its market. The property is subject to a mortgage in the principal amount, as of June 30, 1996, of $334,004, at 6% over the average bank deposit rate in Mexico. Accrued interest on this mortgage was $325,504 as of June 30, 1996. The bank has committed to a total construction mortgage loan of $874,861 maturing in March, 1998.

         (iv) Clusters Ixtapa - a 26-acre partially developed property located within the 208-acre planned unit development called Marina Ixtapa located in the town of Ixtapa-Zihuatanejo on the Pacific Coast of Mexico, approximately 240 kilometers northwest of the port of Acapulco, which is majority (75%) owned by the Company's subsidiary Clusters Inmobiliaria de Ixtapa, S.A. de C.V.. The preliminary site work has been completed and the property is currently held for investment. Although the Company presently has no understandings or agreements with respect to the development of the property, the development plans call for the construction of 144 residential and commercial condominium units in three buildings of four- stories each, and the development of 60 single family residential villas. Management estimates that future improvement and development costs to complete this project are approximately $37,000,000 over a five-year period. The project would be completed in intervals in order to allow the Company to build the project in 20% stages through a revolving construction line of credit. The Company is aware of at least five similar projects developed or under development in Marina Ixtapa. Preliminary market research indicates that the competition in the market for single family developments is intense, while the competitive conditions for the commercial and condominium developments is less intense. The property is subject to a mortgage in the approximate amount of $5,625,000 at an interest rate of 5.25%. Pursuant to the DSC Transaction, the Company acquired from DSC the $5,625,000 debt obligation of Clusters Ixtapa on the Closing Date. See "The Assets."

         (v) Villas del Carbon Residential Complex - a 24-acre partially developed property located in Villa del Carbon, State of Mexico, Mexico, one hour northwest of Mexico City by highway, between the villages of Atlacomulco and picturesque Tepozotlan, which is majority (79.1%) owned by the Company's subsidiary Nueva Tierra. The property presently has a clubhouse, roads, and utility lines to the property boundary. The property is currently held for future development. Although the Company presently has no understandings or agreements with respect to the development of the property, development plans call for development of 180 home sites for sale to builders or individuals who wish to construct weekend country houses. Prior to sale of the home sites, the development plan calls for construction of electric lines, water supply, stormwater drain pipes and street lighting to each of the individual lots. The cost to complete this project would be approximately $1,700,000 in four stages. The Company is not aware of any similar existing or proposed projects in the area immediately adjacent to Villas del Carbon, although any such development will compete with other weekend country house developments that are within a 1 to 2 hour drive of Mexico City. The first stage would require a revolving construction line of credit in the approximate amount of $400,000. This property is not subject to any mortgage or encumbrances.

         (vi) Hacienda del Franco - a 260-acre partially developed property, located approximately 3 kilometers from the city of Silao, in the State of Guanajuato, Mexico, which is majority (81.13%) owned by the Company's subsidiary Nueva Tierra At present, the property contains a traditional colonial style hacienda (a countryside estate), roads have been graded, utilities, sewers and water system is on the property. Preliminary plans call for the development of multi acre single family haciendas. Preliminary market research indicates that there are no similar type developments in the market area. This property is currently being held for future development. The property is subject to mortgages in the principal sum of $483,618 at interest rates of 4.5% and 5.2%, maturing in the year 2007. Accrued interest on this mortgage was approximately $27,609, as of June 30, 1996.

         (vii) Bahia de Cortes - a 3,080-acre undeveloped property located in La Paz, Baja California Sur, which is majority (78%) owned by the Company's subsidiary, Nueva Tierra. The property consists of approximately 3,080 acres of land including over five kilometers of beachfront. The property is currently held for future development and is not subject to any mortgage or encumbrances. To the extent that this property is developed, it will face significant competition from other established properties in the La Paz area of Baja California Sur.

         Any development of the above properties by the Company is contingent upon the completion of a development plan, determining the highest and best use of the properties, the estimated cost, the market viability, a determination by the Company that it has sufficient capital resources to meet the quantified development cost as budgeted in the development plan.

ENVIRONMENTAL REGULATIONS

         The Company has been advised by DSC that the acquired companies are not subject to any claims for liability for cleanup of waste sites or environmental contamination of property and that such companies do not currently anticipate any material adverse effect on the results of operations, earnings or competitive position as a result of compliance with environmental regulations. Such companies are subject to numerous environmental laws of Mexico, its states and local governments relating to the development of real estate. DSC believes that the existing environmental controls procedures are adequate, and there are no current plans for substantial capital expenditures in this area.

REAL ESTATE INVESTMENT POLICY

        The Company has in the past and may in the future hold property for investment purposes. The Company's real estate investment policy is to acquire both existing income producing real estate properties to provide current income and cash flow and undeveloped properties to provide capital appreciation. The real estate policy is not subject to stockholder approval and does not restrict the Company to a particular type, size or geographic location for any such acquisitions or the number or amount of mortgages that may be placed on any one piece of property. The Company seeks to acquire properties that: (i) are significantly under-valued in relation to its market or type; (ii) where the properties debt can be restructured to provide enhanced cash flow; (iii) where a property is partially developed and can be acquired for a discount and the development completed and operated at above-average returns. At this time, management believes there are a number of such opportunities in Mexico, the Caribbean and other South American countries. The Company may acquire its ownership through the direct purchase of the property or through the acquisition of the Common Stock or other equity securities of an entity whose primary activity is the operation or development of the real estate property. Subject to the Board of Director's fiduciary obligations to stockholders, the Company may acquire properties for either investment or development that are owned directly or indirectly by affiliates of the Company. The Company may acquire its real estate acquisitions through the issuance of its Common Stock or the assumption of existing debt.

LEGAL PROCEEDINGS

         The Company is not a defendant nor a plaintiff in any legal proceedings. Certain of its operating subsidiaries are plaintiffs in collection matters, which the Company does not consider material, and is in the normal course of business.

DESCRIPTION OF COMMON STOCK

         The Company is authorized to issue 10,000,000 shares of Common Stock of which 9,954,313 shares are currently outstanding. No preferred stock is presently authorized to be issued by the Company. As noted elsewhere herein, the Board of Directors of the Company have approved an amendment to the Company's Certificate of Incorporation to increase the authorized shares of Common Stock from 10,000,000 shares to 450,000,000 shares and two stockholders of the Company have indicated that they intend to execute a written stockholder consent on or about the date of this Information Statement approving such amendment to the Company's Certificate of Incorporation.

         Holders of the Common Stock are entitled to one vote for each share held by them of record on the books of the Company in all matters to be voted on by the Company's stockholders. No cumulative voting of the Common Stock is permitted. Holders of the Common Stock do not have any conversion, preemptive or preferential rights with respect to the Common Stock. The holders of the Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available for the payment of dividends. There are no redemptive or sinking fund provisions applicable to the Common Stock. All outstanding Common Stock is fully paid and are non-assessable. The Common Stock is eligible for trading on the OTC Bulletin Board under the symbol IRGR.

PRINCIPAL STOCKHOLDERS

         The following table sets forth the beneficial ownership of the Common Stock (as of the date of this Information Statement and as adjusted to give effect to the conversion of the DSC and Hemisphere notes) by: (i) each of the Company's Officers and Directors, (ii) each person who is known by the Company to beneficially own more than 5% of the outstanding Common Stock, and (iii) all of the officers and directors as a group.

Name and Address                                               Before Conversion of DSC            After Conversion of DSC
of Beneficial Owner                                             and Hemisphere Notes(1)            and Hemisphere Notes (2)
-------------------                                             -----------------------            ------------------------

                                                                             Percentage                          Percentage
                                                               Amount          of Class              Amount        of Class
                                                               ------          --------              ------        --------
Jack Birnholz(3)                                               4,160,000          41.8%               4,160,000        3.6%
Richard Bradbury(3)                                            1,253,000          12.6%               1,253,000        1.1%
Alton Hollis(3)                                                    9,000             *                    9,000         *
DSC S.A. de C.V.(4)                                              485,930           4.8%              37,449,960       32.4%
Bernardo Dominguez Moreno(4)                                     485,930           4.8%              37,449,960       32.4%
Bernardo Dominguez C. (4)                                        485,930           4.8%              37,449,960       32.4%
Jorge Lopez Nunez(4)                                             485,930           4.8%              37,449,960       32.4%
Pablo Macedo(4)                                                   0                  *                     0            *
Hemisphere Developments Limited (5)                              514,070           5.2%              53,277,340       46.1%
Monique Roggero-Ciana                                            514,070           5.2%              53,277,340       46.1%
Nacional Financiera, S.N.C. (6)                                    0                 *               15,991,000       13.8%
All Officers and Directors as a Group (4                       1,747,930          17.5%              23,702,784       26.6%
persons)
===========================================================================================================================

*     Represents less than one percent of class

 (1) As of the date of this Information Statement, there are 9,954,313 shares of the Company's Common Stock issued and outstanding.
 (2) Reflects the beneficial ownership of the Common Stock after the conversion of the DSC and Hemisphere Notes, which is expected to occur approximately 20 days after the distribution of this Information Statement to the Company's stockholders and gives effect to the transfer of approximately 15,991,000 shares of Common Stock from DSC to NAFIN. See "The Transaction." As of such date, there will be approximately 115,592,813 shares of Common Stock issued and outstanding.
 (3) Such person's address is c/o International Realty Group, Inc., 111 NW 183 Street, Suite 518, Miami, Florida 33169.
 (4) Such person's address is c/o DSC, Constituyentes No. 647, Col. 16 de Septiembre, 11810, Mexico, D.F.
 (5) Such person's address is c/o Hemisphere, Atlantic House, 4-8 Circular Road, Douglas, Isle of Man.
 (6) Such person's address is Insurjendes Sur No. 1971, Tower 4, Floor 9, Mexico City, 01020, Mexico.

MANAGEMENT'S DISCUSSION AND ANALYSIS

GENERAL

        The Transaction has been accounted for in a manner similar to a pooling of interests. Accordingly, the consolidated financial statements retroactively have been restated to include the accounts of the companies acquired by the Company.

RESULTS OF OPERATIONS

TWELVE MONTHS ENDED DECEMBER 31, 1996 COMPARED TO DECEMBER 31, 1995

        Revenue which was derived from consulting services for the year 1996 decreased 46% from $1,129,400 in 1995 to $604,000 in 1996. Revenues from foreign operations decreased 60% from $690,800 in 1995 to $272,500 in 1996. The decrease in foreign revenue is attributed to the decrease in consulting assignments from various Hungarian government agencies. Revenues from domestic operations decreased 35% from $531,300 in 1995 to $331,500 in 1996.

        OPERATING EXPENSES for the year 1996 decreased 26% from $1,502,700 in 1995 to $1,106,000 in 1996. Selling, General and Overhead Operating Expenses for the year 1996 were $412,500 versus $378,400 for the comparable period in 1995. Included in this expense category for 1996 are expenses associated with the reverse acquisition, amounting to $186,000. Included in the $186,000 of such expenses were $43,600 incurred in 1995 and recognized on the Closing date of the acquisition. Direct expenses including the production of appraisal reports, appraisers' fees, travel, reproduction, photography and all related expenses decreased 35% from $620,800 in 1995 to $403,500 in 1996. The decrease in direct expenses follows the overall decline in revenue for the period. Payroll and related benefits decreased 44% with $233,400 in 1996 compared to $415,700 in 1995. Amortization and Depreciation expenses were consistent between the periods. There were no operating expenses attributable to land development activities during the period.

        OTHER INCOME AND EXPENSES for the comparative periods were significantly influenced by the inclusion of the results of operations of Clusters Ixtapa as a result of the transaction with DSC and Hemisphere. Clusters Ixtapa had received loans in the principal amount of $23,007,000 (the "NAFIN Debt") from its lender, National Financiera, S.N.C. Bank ("NAFIN"). On December 29, 1995, Clusters Ixtapa, DSC and NAFIN entered into a restructuring plan with respect to the NAFIN Debt, to which the Company was not a party. Pursuant to the restructuring plan, DSC assumed the NAFIN Debt in exchange for Clusters Ixtapa's payment of approximately $15,341,000 and DSC's payment of the difference. DSC has advised the Company it intends to repay such difference, as well as certain other debt of DSC to NAFIN, through the transfer from DSC to NAFIN of approximately 15,991,000 shares of the Company's Common Stock upon the conversion of the DSC Note. Subsequently, pursuant to the DSC Transaction, the Company acquired from DSC a $5,628,426 debt obligation of Clusters Ixtapa on the Closing Date.

        The majority of interest income ($7,031,900 of the $7,125,900) for the year 1995 (compared to $61,100 in 1996) is attributable to the funds on deposit with NAFIN on behalf of Clusters Ixtapa. The majority of interest expense ($9,372,700 of the $9,399,700) for the year 1995 (compared to $128,000 in 1996)
is attributable to Clusters Ixtapa. Gain or (losses) for exchange rate fluctuations $1,458,500 in 1995, compared to ($110,000) in 1996 is attributable to Mexican operations. Appraisal Group International, Rt. recognized a gain on sale of securities in the amount of $112,200 during 1996.

NINE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1996

         Revenues for the nine months ended September 30, 1997 totaled $579,000 as compared to $456,100 for the same period in 1996, an increase of $122,900 or 22%. The Company's domestic and foreign valuation subsidiaries accounted for the Company's revenues. Appraisal Group International, Inc. had revenues of $498,000 for the period, compared to $243,100 for the same period in 1996, an increase of approximately 50%. Appraisal Group International, Inc. has instituted certain marketing programs to reverse its declining sales over the last few years, with the results beginning to show some effect. Appraisal Group International, Rt. had revenues of $71,000, compared to $199,500 for the same period in 1996. The continued decline is attributed to the decrease in appraisal assignments with the Hungarian government which is at the end of the privatization process. The Company is focusing its marketing efforts towards expanding its presence in the field of corporate liquidations on behalf of the Hungarian court.

         Operating expenses for the nine months ended September 30, 1997 were $639,200 compared to $866,900 for the comparable period in 1996, a decrease of $227,700. Of the total expenses, foreign operations accounted for 9% and domestic operations accounted for 91%. Influencing the overall decline in expenses are the following factors: (i) the expenses associated with the merger transaction during 1996 and (ii) an overall endeavor by the Company to reduce its operating expenses both on a foreign and domestic basis.

         Selling, General and Administrative expenses for the period decreased from $312,500 in 1996 to $113,200 for the current period, a decrease of $199,300. Payroll and Related Benefits for the period decreased from $201,700 in 1996 to $150,300 for the current period. Direct expenses including the production of appraisal reports, fees and related expenses for the period increased from $309,800 in 1996 to $334,000 for the current period, an increase of $24,200 or 7%, in spite of the fact revenues increased 22%. Amortization and Depreciation expense was consistent between the periods.

         Interest expense for the nine months ended September 30, 1997 were $72,800 compared to $95,400 for the same period in 1996. The majority of interest expense is attributable to debt for properties located in Mexico. There was a currency translation gain of $1,200 for the nine-month period ended September 30, 1997 compared to a currency translation expense of $78,100 for the comparable nine-month period in 1996. Such translation gain or expense is attributable to the currency fluctuations of the Mexican peso during each such period.

LIQUIDITY AND CAPITAL RESOURCE:

         Cash Flow From Operations: The Company incurred for the nine months ended September 30, 1997, a net loss of $109,600 compared to a net loss of $547,300 for the comparable period in 1996. Cash flow provided by operations was $2,900.

         Working Capital: The Company's current assets, consisting of cash and receivables of approximately $2,272,800 exceed its current liabilities consisting of accounts payable and accrued liabilities of approximately $1,087,300, by approximately $1,185,500. Included in current liabilities are accrued officer's salaries amounting to approximately $522,300.

         Long Term Liabilities: Mortgage and Notes Payable for the nine months ended September 30, 1997 were $1,221,600. Such debt has maturities between December 31, 1997 through the year 2007, with interest rates ranging from 2% to 4.5% above the Mexican inflation rate index, approximately 20% interest. Of this amount, mortgages to Mexican banks for property currently held for future development totaled $1,108,300. Of the remaining $113,300, $97,900 is attributable to domestic operations ($50,000 stockholder loans and $47,500 notes payable) and $15,600 to foreign operations.

         Land Development: Pursuant to the Transaction, the Company acquired interests in five properties located in Mexico. The Company believes that each of the Mexican properties is suitable for future development as either a resort, residential or commercial property. Since the properties secure the Company's obligations under the convertible notes issued to DSC and Hemisphere in the aggregate amount of $9,707,386. The Company does not plan to undertake any development of such properties until after the Notes have been converted. While no assurances can be given, the Company expects that the conversion of the Notes (convertible into an aggregate of 105,638,300 shares of the Company's Common Stock) will occur in the first quarter of 1998. The Company has no interest obligations under the Notes. Any development of the properties thereafter is contingent upon the Company obtaining necessary financing. Potential sources of financing include mortgage financing from financial institutions located in the United States or Mexico, or the issuance of equity securities of the Company. The Company has no present understanding, agreement or commitment for financing any such property and there can be no assurance that financing will be available to the Company on commercially reasonable terms or at all.

         Currency Risk: The Company's operating entities are not subject to direct currency conversion risks. The Company's primary operating entities provide consulting services to their clients in their own geographic locations. All domestic consulting services performed by Appraisal Group International, Inc. based in Miami, Florida are reported and paid in U.S. dollars. All foreign consulting services, assets and liabilities of Appraisal Group International, Rt. based in Hungary, are translated into U.S. dollars at period-end exchange rates with the resulting translation adjustment recorded in accumulated translation adjustment in stockholder's equity.

         The functional currency of the Mexican companies is the U.S. dollar. Therefore, all peso denominated transactions represent foreign currency transactions. Foreign currency transaction gains and losses are included in determining net income. All foreign currency transaction gains or losses in 1995 or 1996 were attributable to the Mexican operations.

         The Hungarian exchange rate used for the nine months ended September 30, 1997 and 1996 were HUF 195.48 and HUF 154.7, respectively. The Mexican exchange rate used for the nine months ended September 30, 1997 and 1996 were MNP 7.8199 and MNP 7.5374, respectively.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

         In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"), the Company is hereby providing cautionary statements identifying important factors that could cause the Company's actual results to differ materially from those projected in forward-looking statements (as such term is defined in the Reform Act) made by or on behalf of the Company herein or orally, whether in presentations, in response to questions or otherwise. Any statements that express, or involve discussions as to expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as "will result", "are expected to", "will continue", "is anticipated", "estimated", "projection" and "outlook") are not historical facts and may be forward-looking and, accordingly, such statements involve estimates, assumptions, and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. Such uncertainties include, among other, the following: (i) the Company's ability to obtain additional financing to implement its business strategy; (ii) real estate investment risks, including the potential for increases in real property taxes; (iii) real estate development risks, including obtaining building permits or necessary zoning changes, construction delays strikes, adverse weather conditions and other conditions beyond the control of the Company; (iv) illiquidity of real estate investments; (v) the financial condition of the Company's clients; (vi) imposition of new regulatory requirements affecting the Company; (vii) a downturn in general or local economic conditions where the Company owns real property; (viii) the delay or failure to properly manage growth and successfully integrate acquired companies and operations; (ix) lack of geographic diversification; (x) effect of uninsured loss and (ix) other factors which are described in further detail in the Company's filings with the Securities and Exchange Commission.

         The Company cautions that actual results or outcomes could differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all of such factors. Further, management cannot assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

                         INDEX TO FINANCIAL STATEMENTS
                         -----------------------------

INTERNATIONAL REALTY GROUP, INC. AND SUBSIDIARIES:

Independent Auditors' Report

Audited Consolidated Balance Sheets at December 31, 1996 and 1995

Audited Consolidated Statements of Operations for each of the years ended December 31, 1996 and 1995

Audited Consolidated Statements of Shareholders' Equity for each of the years ended December 31, 1996 and 1995

Audited Consolidated Statements of Cash Flows for each of the years ended
  December 31, 1996 and 1995

Notes to Audited Consolidated Financial Statements

Unaudited Consolidated Balance Sheets - September 30, 1997 and 1996

Unaudited Consolidated Statements of Operations for the three and nine months ended September 30, 1997 and 1996

Unaudited Consolidated Statements of Cash Flows for the nine months ended September 30, 1997

Notes to Unaudited Consolidated Financial Statements

                          INDEPENDENT AUDITORS' REPORT





Board of Directors and Shareholders
International Realty Group, Inc. and Subsidiaries
North Miami Beach, Florida

We have audited the accompanying consolidated balance sheets of International Realty Group, Inc. and Subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audit, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of International Realty Group, Inc. and Subsidiaries, as of December 31, 1996 and 1995, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


/s/ Hixson, Marin, Powell & DeSanctis, P.A.

North Miami Beach, Florida
September 26, 1997

                INTERNATIONAL REALTY GROUP, INC. AND SUBSIDIARIES
            CONSOLIDATED BALANCE SHEETS - DECEMBER 31, 1996 AND 1995


           ASSETS                                            LIABILITIES AND SHAREHOLDERS' EQUITY

                                   1996          1995                                                         1996          1995
                                   ----          ----                                                         ----          ----
Real estate, at cost:                                        Liabilities:
  Property held for future                                     Mortgage and notes
   development                $  10,556,100 $   9,939,500        payable                                 $   1,215,400  $   764,200
                              ------------- -------------                                                -------------  -----------

Receivables:                                                   Accounts payable                                344,600      261,200
  Due from controlling
   shareholder                    2,230,200     1,658,400
                                                               Accrued and other liabilities                   804,300      520,700
                                                                                                         -------------  -----------
  Accounts receivable,
   net of allowance for
   doubtful collections
   of $13,800 at
   December 31, 1996.               320,500       221,500              Total current liabilities             2,364,300    1,546,100
                              ------------- -------------                                                -------------  -----------

                                  2,550,700     1,879,900

                                                             Minority interest                               1,341,800    1,358,100
                                                                                                         -------------  -----------
Cash and equivalents                  7,600        19,500
                                                             Shareholders' equity:

Furniture, equipment,                                          Common stock, $.001 par; authorized
  and improvements                  170,100       205,900       10,000,000 shares; issued 9,954,187 shares
                                                                in 1997 and 8,954,187 shares in 1996            10,000        9,000
Excess of cost over
 estimated fair value
 of net assets acquired             123,200       140,800
                                                               Capital in excess of par                      4,917,400    4,695,300
Other assets                         26,000       589,800
                                                               Convertible notes, convertible into
                                                                105,638,300 shares of common stock           9,707,400    9,490,900

                                                               Cumulative translation adjustment              (216,900)    (203,500)

                                                               Accumulated deficit                          (4,674,800)  (4,105,000)
                                                                                                         -------------  -----------

                                                                                                             9,743,100    9,886,700

                                                               Less shares of common stock held
                                                                in treasury, at cost                            15,500       15,500
                                                                                                         -------------  -----------

                                                                                                             9,727,600    9,871,200

                              ------------- -------------                                                -------------  -----------
                              $  13,433,700 $  12,775,400                                                $  13,433,700  $12,775,400
                              ============= =============                                                =============  ===========



 Read the accompanying summary of significant accounting policies and notes to consolidated financial statements, both of which are an integral of this consolidated financial statement.

                   INTERNATIONAL REALTY GROUP, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF OPERATIONS
                        YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                     1996           1995
                                                 -----------    -----------
Revenues:
  Revenues from services provided                $   604,000    $ 1,129,400
                                                 -----------    -----------

Operating expenses:
  Amortization and depreciation                       56,600         87,800
  Direct                                             403,500        620,800
  Payroll and related benefits                       233,400        415,700
  Selling, general and administrative                412,500        378,400
                                                 -----------    -----------
                                                   1,106,000      1,502,700
                                                 -----------    -----------

Loss before other income (expense), minority
 interest and provision for
 income taxes (benefit)                             (502,000)      (373,300)

Other income (expense):
  Interest income                                     61,100      7,126,900
  Interest expense                                  (128,000)    (9,399,700)
  Gain on sale of securities                         112,200           --
  Gains (losses) on exchange rate fluctuations      (110,400)     1,458,500
  Other expenses                                       3,200        (51,500)
                                                 -----------    -----------

Loss before minority interest and provision
 for income taxes (benefit)                         (563,900)    (1,239,100)

Minority interest in loss of subsidiaries             25,000        250,700
                                                 -----------    -----------

Loss before provision for income taxes (benefit)    (538,900)      (988,400)

Provision for income taxes (benefit)                  30,900        (13,300)
                                                 -----------    -----------

Net loss                                         $  (569,800)   $  (975,100)
                                                 ===========    ===========

Loss per share of common share:                  $     (0.06)   $     (0.10)
                                                 ===========    ===========

Weighted average common shares outstanding         9,954,187      9,324,395
                                                 ===========    ===========





 Read the accompanying summary of significant accounting policies and notes to consolidated financial statements, both of which are an integral of this consolidated financial statement.

               INTERNATIONAL REALTY GROUP, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1996 AND 1995



                                             Common Stock      Capital in              Cumulative                Treasury Stock
                                         ------------------     Excess of  Convertible Translation  Accumulated  -----------------
                                Total      Shares    Amount        Par        Note      Adjustment    Deficit    Shares    Amount
                             ----------  ---------  -------   -----------  ----------  ---------   -----------   ------   --------
Balance, beginning           $  301,900  7,898,112  $ 7,900   $   597,000  $       --  $(184,100)  $  (103,400)  17,500  $(15,500)
Pooling of interests with
  DSC related group           9,599,100         --       --    12,625,600          --         --    (3,026,500)      --        --
                             ----------  ---------  -------   -----------  ----------  ---------   -----------   ------  --------

Balance begining, as stated   9,901,000  7,898,112    7,900    13,222,600          --   (184,100)   (3,129,900)  17,500   (15,500)

Year ended December 31, 1995:

  Effect of currency
    fluctuations on
    net assets of
    foreign subsidiaries        (19,400)                                                 (19,400)

  Portion of contributed
    assets associated
    with convertible note            --                        (9,490,900)  9,490,900

  Gain on sale of related
    parties                     507,200                           507,200

  Common stock issued
    in exchange for land,
    compensation and
    cancellations of
    long-term debt              457,500  1,056,075    1,100       456,400

  Net loss                     (975,100)                                                              (975,100)
                             ----------  ---------  -------   -----------  ----------  ---------   -----------   ------  --------
Balance, December 31, 1995    9,871,200  8,954,187    9,000     4,695,300   9,490,900   (203,500)   (4,105,000)  17,500   (15,500)

Year ended December 31, 1996
  Effect of currency
    fluctuations on net
    assets of foreign
    subsidiaries                (13,400)                                                 (13,400)

  Common stock issued
    to combining group               --  1,000,000    1,000        90,900     (91,900)

  Change in net assets
    associated with
    convertible note                 --                          (308,400)    308,400

  Notes contributed by
    controlling shareholder     123,200                           123,200

  Cash contributions and
    cancellation of note by
    controlling shareholder     237,500                           237,500

  Assumption of net assets
    in formation of
    participating
    associations                 46,400                            46,400

  Share of additional
    contributions into
    participating
    associations by
    controlling shareholder      32,500                            32,500

  Net loss                     (569,800)                                                              (569,800)
                             ----------  ---------  -------   -----------  ----------  ----------  ------------  ------  ---------
Balance, ending              $9,727,600  9,954,187  $10,000   $ 4,917,400  $9,707,400  $(216,900)  $(4,674,800)  17,500  $(15,500)
                             ==========  =========  =======   ===========  ==========  =========   ===========   ======  ========


 Read the accompanying summary of significant accounting policies and notes to consolidated financial statements, both of which are an integral of this consolidated financial statement.

               INTERNATIONAL REALTY GROUP, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                               1996                                 1995
                                                                    -------------------------           ---------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Sources of cash:
    Clients and other                                               $  1,089,200                        $    1,230,400
    Interest                                                              72,400  $ 1,161,600                  102,700  $ 1,333,100
                                                                    ------------                        --------------

  Uses of cash:
    Cash paid to:
      Direct costs                                                       320,100                               656,900
      Operating                                                          389,900                               389,400
      Payroll and related benefits                                       140,500                               244,300
      Interest                                                             3,500                               108,600
      Income taxes                                                        28,900      882,900                    3,200    1,402,400
                                                                    ------------  -----------           --------------  -----------
  Cash provided by (used-in) operating activities                                     278,700                               (69,300)
                                                                                  -----------                           -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Source of cash:
    Sales of securities                                                                -                     1,818,100
    Controlling shareholder                                                           279,800                6,950,600    8,768,700
                                                                                                        --------------
  Uses of cash:
    Acquisition of equipment                                               7,700                                21,500
    Real estate                                                            6,900                                   700
    Acquisition costs                                                        -                                  43,900
    Controlling shareholder                                              515,100      529,700                1,844,500    1,910,600
                                                                    ------------  -----------           --------------  -----------

      Cash provided by (used-in) investing activities                                (249,900)                            6,858,100
                                                                                  -----------                           -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Sources of cash:
    Long-term debt                                                                                              62,500
    Shareholders loans                                                                                          26,700       89,200
                                                                                                        --------------

  Use of cash:
    Payment of:

      Long-term debt                                                                   21,000                             6,873,000
                                                                                  -----------                           -----------

      Cash (used in) financing activities                                             (21,000)                           (6,783,800)
                                                                                  -----------                           -----------
EFFECT OF EXCHANGE RATES ON CASH AND EQUIVALENTS                                      (19,700)                              (19,400)
                                                                                  -----------                           -----------
DECREASE IN CASH AND EQUIVALENTS                                                      (11,900)                              (14,400)
CASH AND EQUIVALENTS, BEGINNING                                                        19,500                                33,900
                                                                                  -----------                           -----------
CASH AND EQUIVALENTS, ENDING                                                      $     7,600                           $    19,500
                                                                                  ===========                           ===========


 Read the accompanying summary of significant accounting policies and notes to consolidated financial statements, both of which are an integral part of this consolidated financial statement.

               INTERNATIONAL REALTY GROUP, INC. AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                           1996           1995
                                                      ------------   ------------
Reconciliation of net loss to cash provided
 by (used-in) operating activities:

Net loss                                              $   (569,800)  $   (975,100)
                                                      ------------   ------------

Adjustments to reconcile net loss to cash
 provided by (used-in) operating activities:
  (Gains) losses due to exchange rate fluctuations         110,400     (1,458,500)
  (Gain) on sale of securities                            (112,200)        -
  Recognition of acquisition costs previously
   capitalized                                              43,900         -
  Amortization and depreciation                             56,600         87,800
  Minority interest in loss of subsidiaries                (25,000)      (250,700)
  Common stock issued as compensation                       -              32,100
  Bad debt                                                  53,800         73,300
  Changes in assets and liabilities:
    Accounts receivable                                     (6,600)       128,700
    Other assets                                           446,800        (60,100)
    Accounts payable                                         4,200       (113,800)
    Accrued and other liabilities                          276,600      2,467,000
                                                      ------------   ------------

                     Total adjustments                     848,500        905,800
                                                      ------------   ------------
Cash provided by (used-in) operating activities       $    278,700   $    (69,300)
                                                      ============   ============

Supplemental schedule of non-cash activities:
  Operating activities:
    Furniture and equipment in exchange for
     accounts receivable                              $     -        $     15,000
                                                      ============   ============

  Investing activities:
    Common stock issued in exchange
     for real property                                $     -        $    401,700
    Reduction of note receivable in
     exchange for real property                             -              45,000
    Net assets contributed by
     participating associations                             46,400         -
                                                      ------------   ------------
                                                      $     46,400   $    446,700
                                                      ============   ============
  Financing activities:
    Common stock issued in exchange for
     cancellation of long-term debt                   $     -        $     23,100
    Common stock and convertible note issued in
     exchange for net assets received in combination       308,400      9,490,900
                                                      ------------   ------------
                                                      $    308,400   $  9,514,000
                                                      ============   ============


      Read the accompanying summary of significant accounting policies and notes to consolidated financial statements, both of which are an integral part of this consolidated financial statement.

                INTERNATIONAL REALTY GROUP, INC AND SUBSIDIARIES
                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                     YEARS ENDED DECEMBER 31, 1996 AND 1995

RECLASSIFICATION OF FINANCIAL STATEMENT PRESENTATION:

   The Company has changed its balance sheet presentation to a non-classified balance sheet due to the change from principally the service industry to principally real estate holdings and made other reclassifications (see note
   2). Balances for the year ended December 31, 1995 have been reclassified where appropriate to conform to the December 31, 1996 financial statement presentation. Accordingly, the consolidated financial statements have been restated to include the accounts of the companies transferred by DSC and Hemisphere at historical costs.

BASIS OF ACCOUNTING:

   International Realty Group, Inc, (the Company) prepares its financial statements in accordance with generally accepted accounting principles. This basis of accounting involves the application of accrual accounting; consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred. Financial statement items are recorded at historical cost and may not necessarily represent current values.

MANAGEMENT ESTIMATES:

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Those estimates that are considered significant to the accompanying consolidated financial statements include the per share value used in the acquisition of various investments.

PRINCIPLES OF CONSOLIDATION:

   The consolidated financial statements include the accounts of International Realty Group, Inc. and all subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation.

REAL ESTATE HELD FOR FUTURE DEVELOPMENT:

   Real estate held for future development consists of undeveloped and partially developed land and is carried at the lower of cost or net realizable value. Construction costs, including interest charges are capitalized while the project is under development. No substantial construction has occurred in 1995 or 1996 and interest has not been capitalized since construction ceased.

FAIR VALUE OF FINANCIAL INSTRUMENTS:

   The carrying amounts of cash and equivalents, accounts receivable, accounts payable and accrued liabilities approximate their fair values because of the short duration of these instruments.

IMPAIRMENT OF LONG-LIVED ASSETS:

   Long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable. Adoption of this new standard did not have an impact on the Company's financial position or results of operations.

                INTERNATIONAL REALTY GROUP, INC AND SUBSIDIARIES
             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
                     YEARS ENDED DECEMBER 31, 1996 AND 1995

REVENUE RECOGNITION:

   All operating revenues are generated from appraisal operations. Service revenues are recognized on the percentage of completion method of accounting. Percentage of completion is determined by reference to the extent of contract performance, future performance and costs incurred. Costs and estimated earnings in excess of billings on uncompleted contracts are reported in other assets. Billings in excess of costs and estimated earnings on uncompleted contracts are reported in accrued and other liabilities. Provisions for estimated losses are recorded when management determines that a loss on the contract is probable. Substantially all service contracts have been short term.

CASH AND EQUIVALENTS:

   The Company considers all highly liquid debt instruments purchased with an initial maturity of three months or less to be cash equivalents.

FOREIGN CURRENCY TRANSLATION:

   All assets and liabilities of Hungarian operations are translated into United States dollars at period-end exchange rates with the resulting translation adjustment recorded in accumulated translation adjustment in shareholder's equity. The functional currency of the Mexican companies is the U.S. Dollar. Therefore, all peso denominated transactions represent foreign currency transactions. Foreign currency transaction gains and losses are included in determining net income. All foreign currency transaction gains or losses in 1995 and 1996 were attributable to the Mexican operations.

   The Hungarian exchange rate used for the years ended December 31, 1996 and 1995 was HUF$176.25 and HUF$139.81, respectively. The Mexican exchange rate used for the years ended December 31, 1996 and 1995 was MNP$7.87 and MNP$7.74, respectively.

FURNITURE, EQUIPMENT, IMPROVEMENTS, DEPRECIATION AND AMORTIZATION:

   Furniture, equipment and leasehold improvements are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed on the straight-line method over the estimated useful lives as follows:

                                                    Estimated Useful Lives
                                                          (in years)
                                                    -----------------------
         Furniture and equipment                            10 years
         Leasehold improvements                             10 years
         Library                                             7 years

   Repairs, maintenance and renewals are charged to operations as incurred, and expenditures for significant betterments and renewals are capitalized.

   The cost of fixed assets retired or sold, together with the related accumulated depreciation, are removed from the appropriate asset and depreciation accounts, and the resulting gain or loss is included in net earnings.

                INTERNATIONAL REALTY GROUP, INC AND SUBSIDIARIES
             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
                     YEARS ENDED DECEMBER 31, 1996 AND 1995



EXCESS OF COST OVER ESTIMATED FAIR VALUE OF NET ASSETS ACQUIRED:

   The excess of cost over estimated fair value of net assets acquired is being amortized by the straight-line method over the estimated useful life of ten
   (10) years.

INCOME TAXES:

   Deferred income taxes are provided for temporary differences resulting from inclusion of income and expenses for financial reporting purposes in years other than when recognized for income tax purposes. Accordingly, deferred income taxes are provided for the temporary differences resulting from use of the cash method of accounting for income tax purposes and the accrual method of accounting for financial statement purposes.

STOCK BASED COMPENSATION:

   The Financial Accounting Standards Board recently issued Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock Based Compensation". This new standard encourages, but does not require, companies to recognized compensation expense for grants of stock, stock options and other equity instruments based on a fair value method of accounting.

   Companies that do not choose to adopt the new expense recognition rules of SFAS No. 123 will continue to apply the existing accounting rules contained in Accounting Principles Board Opinion (APB) No. 25, but will be required to provide pro forma disclosures of the compensation expense determined under the fair value provisions of SFAS No. 123, if material. APB No. 25 requires no recognition of compensation expense for the stock based compensation arrangements provided by the Company.

   The Company is required to adopt either the recognition or the disclosure provisions of SFAS No. 123 by no later than January 1, 1997. The Company expects to continue to follow the accounting provision of APB No. 25 for stock based compensation and to furnish the pro forma disclosures required under SFAS No. 123, if material.

                INTERNATIONAL REALTY GROUP, INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1996 AND 1995




1.  ORGANIZATION AND BUSINESS:

         International Realty Group, Inc. was organized and incorporated under the laws of the State of Delaware on April 13, 1970. The Company's operations consist of providing commercial real estate and business valuations and appraisals in the United States and Hungary and land development primarily in Mexico. The Company will be developing its Mexican properties into various resort and commercial developments. Once developed, they will engage in its marketing of resort hotel lodging, timeshare interests, and other ancillary real estate activities. The Company is in the preliminary stages of seeking financing to commence development projects. No development of the properties located in Mexico will occur until after the conversion of the notes issued to DSC and Hemisphere, which notes are collateralized by the properties located in Mexico.

         The Company's subsidiaries and percentage owned are as follows:

                                                 STATE OR
                                    PERCENTAGE    COUNTRY      DATE OF
     COMPANY                           OWNED     ORGANIZED   ORGANIZATION
     -------                           -----     ---------   ------------

U.S. Companies:

 Appraisal Group, Inc. (The)           100%      Florida    August 21, 1974

 U.S. Property Investment and
  Auction, Inc.                        100%      Florida    March 31, 1987

 Appraisal Group International, Inc.   100%      Florida    July 7, 1989

 Stragix International, Inc.           100%      Florida    April 1, 1990

 IRG Financial Services, Inc.          100%      Florida    June 15, 1992

Foreign Companies:

 Centro de Promociones Guerrero,
  S.A. de C.V                          100%      Mexico     March 13, 1989

 Appraisal Group International, RT      75%      Hungary    June 6, 1990

 Clusters Inmobiliaria de Ixtapa,
  S.A. de C.V                           75%      Mexico     July 24, 1991

 Caye Bokel, Limited                   100%      Belize     January 27, 1995

 Hacienda de Franco, Asociacion
  en Participacion                   81.13%      Mexico     January 10, 1996

 Villa del Carbon, Asociacion en
  Participacion                      79.08%      Mexico     January 19, 1996

 Bahia de Cortez, Asociacion en
  Participacion                      77.89%      Mexico     February 7, 1996

 Newland Corporation                   100%      Marshall   December 12, 1995
                                                 Islands

 Nueva Tierra, S.A. de C.V             100%      Mexico     October 6, 1995

                INTERNATIONAL REALTY GROUP, INC AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 1996 AND 1995



2.  REVERSE ACQUISITION:

         Pursuant to an Amended and Restated Agreement ("Agreement") dated August 19, 1996, (the "Closing Date"), by and among International Realty Group, Inc. ("IRG") and DSC, S.A. de C.V. ("DSC"), and Hemisphere Development Limited ("Hemisphere"), IRG was acquired by DSC through a Reverse Acquisition with DSC designated as the acquiror. Pursuant to the terms and conditions of the Agreement, DSC transferred its 75% interest in Clusters Inmobiliaria de Ixtapa, S.A. de C.V. ("Clusters Ixtapa"), its 100% interest in Centro de Promociones Guerrero, S.A. de C.V. ("Centro"), its 30% interest in Nueva Tierra, S.A. de C.V. ("Nueva Tierra"), a Promissory Note ("Cluster's Note") in the amount of $5,628,426, and cash totaling $300,000 to IRG. Hemisphere transferred its 100% interest in Newland Corporation ("Newland"), which holds the remaining 70% of Nueva Tierra. Nueva Tierra has interests in three participating associations in Mexico, which are under the management control of DSC. DSC and Hemisphere transferred net assets totaling $9,799,300 in exchange for an aggregate of 1,000,000 shares of Common Stock, a note to DSC in the principal amount of $4,858,828, which is convertible into 52,875,030 shares of Common Stock and a note to Hemisphere in the principal amount of $4,848,558, which is convertible into 52,763,270 shares of Common Stock.

         The Reverse Acquisition has been accounted for in a manner similar to the pooling of interests method in accordance with Accounting Principles Board Opinion No. 16, Accounting for Business Combinations, since it represents an exchange of entities under common control. Accordingly, the consolidated financial statements have been restated to include the accounts of the companies transferred by DSC and Hemisphere at historical costs.

         Net sales and net income of the separate companies for the periods preceding the acquisitions were as follows:

                                            International           DSC/Hemisphere
                                            Realty Group               Combined                   Combined
                                            ------------               --------                   --------
        Six months ended
         June 30, 1996 (unaudited):
         Revenues, net                     $    309,800               $        -                $   309,800
         Net loss                               152,800                   22,100                    174,900

        Year ended December 31, 1995:
         Revenues, net                        1,129,400                        -                  1,129,400
         Net loss                               359,800                  615,300                    975,100

         No intercompany transactions existed between the companies during the periods presented and no adjustments were necessary to conform the accounting policies of the two companies. Costs associated with consummating the reverse acquisition are estimated to total $186,000 incurred as of December 31, 1996 which has been charged to operations.

                INTERNATIONAL REALTY GROUP, INC AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 1996 AND 1995




3.  CONCENTRATIONS OF CREDIT RISK:

         Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. During the year, the Company's account balances with financial institutions may exceed federally insured limits. Management regularly monitors their balances and attempts to keep this potential risk to a minimum by maintaining their accounts with financial institutions they believe are of good quality.

         A concentration of credit risk may exist with respect to accounts receivable. The Company has a large number of customers on which it performs ongoing credit evaluations and generally does not require collateral from its customers. The Company maintains an allowance for uncollectible accounts receivable based upon expected collectibility of all accounts receivable. Credit losses have been provided for in the consolidated financial statements. No additional credit risk is believed inherent in the Company's receivables.

         A significant portion of the Company's revenues consist of fees to major customers on credit. Net revenues in 1996 and 1995 to major customers are as follows:

                                          1996                                   1995
                                         -----                                   ----

                                  Amount    Percentage                 Amount           Percentage
                                  ------    ----------                 ------           ----------
         Domestic:
           Customer A            $ 34,900      10.5%                  $ 106,600           19.0%
                                  =======     =====                   =========          =====
         Foreign:
           Customer A            $180,500      66.4%                  $ 552,600           80.0%
                                 ========     =====                   =========          =====

         Domestic customers are primarily commercial entities. Foreign customer is Hungarian governmental agencies.

                INTERNATIONAL REALTY GROUP, INC AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 1996 AND 1995




4.  LAND HELD FOR FUTURE DEVELOPMENT:

             LOCATION               ACREAGE                  1996                     1995
             --------               -------                  ----                     ----
         Ixtapa, Mexico                  26              $  9,054,900               $ 9,054,900
         Acapulco, Mexico                 8                   403,600                   403,600
         Caye Bokel, Belize              87                   456,400                   449,400
         Guanajuato, Mexico             236                   547,200                        --
         Jilotepec, Mexico               24                    43,100                        --
         La Paz, Mexico               3,451                    19,300                        --
         La Grange, Texas                 1                    31,600                    31,600
                                                         ------------               -----------
                                                         $ 10,556,100               $ 9,939,500
                                                         ============               ===========

         Improvements totaling $649,000 are included in the cost of land. Land with costs totaling $950,000 is pledged as collateral on notes payable totaling $1,098,000 as of December 31, 1996.

5.     DETAILS OF FINANCIAL STATEMENT COMPONENTS:

            Furniture, equipment and improvements:
                    Furniture and equipment                    $    164,300             $   164,600
                    Leasehold improvements                           14,300                  12,400
                    Library                                         207,600                 207,600
                                                               ------------             -----------
                                                                    386,200                 384,600
                    Less accumulated deprecation
                     and amortization                               216,100                 178,700
                                                               ------------             -----------
                                                               $    170,100             $   205,900
                                                               ============             ===========
           Other assets:
                     Acquisition costs                         $         --             $    43,900
                     Cost and earnings in excess of billings         15,700                      --
                     Income and VAT tax receivable                       --                 460,000
                     Deferred taxes                                      --                  16,200
                     Other                                           10,300                  69,700
                                                               ------------             -----------
                                                               $     26,000             $   589,800
                                                               ============             ===========

                INTERNATIONAL REALTY GROUP, INC AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 1996 AND 1995



5.  DETAILS OF FINANCIAL STATEMENT COMPONENTS (CONTINUED):

                                                         1996       1995
                                                         ----       ----
         Accrued liabilities:
            Payroll and payroll taxes                 $ 468,800  $ 375,900
            Interest                                    125,500      1,000
            Foreign taxes, other than on income          11,600     13,600
            Billings in excess of costs and earnings     33,200      7,700
            Shareholder loans                            58,000     26,700
            Other                                       107,200     95,800
                                                      ---------  ---------
                                                      $ 804,300  $ 520,700
                                                      =========  =========


6.  MORTGAGE AND NOTES PAYABLE:

         Note payable, unsecured,
            interest at 2.0% per annum,
            payable monthly, balloon
            payment of $49,000 due on
            December 31, 1997                        $   49,000  $  49,000

         Note payable, bank, collateralized
            by land, restructured in 1996, to
            non-interest bearing, due
            on March 31, 1998.                          632,200    625,800

         Mortgage note, bank, collateralized
            by land, interest at 4.5% per
            annum, over the inflation rate
            index of Mexico, due in 2007.               465,800         --

         Note payable, related party,
            unsecured, interest at 7.25%,
            due on demand.                               68,400     89,400
                                                     ----------  ---------
                                                     $1,215,400  $ 764,200
                                                     ==========  =========

                INTERNATIONAL REALTY GROUP, INC AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 1996 AND 1995


6.  MORTGAGE AND NOTES PAYABLE (CONTINUED):

      In 1996, the Company had a debt restructuring involving a modification of terms. The interest rate changed from 6% over the Average Bank Deposit Rate in Mexico to a non-interest bearing note. No gain or loss was recognized.

      Maturities of long-term debt subsequent to December 31, 1996 are as follows:

                      Years ending
                      December 31,                         Amount
                      ------------                         ------

                          1997                           $  126,200
                          1998                              677,900
                          1999                               45,700
                          2000                               45,700
                          2001                               45,700
                   2002 and thereafter                      274,200
                                                         ----------
                                                         $1,215,400
                                                         ==========
7.  INCOME TAXES:

         Components of the net deferred tax liability as reflected on the Company's consolidated balance sheets are as follows:

                                                          1996               1995
                                                          ----               ----
         Deferred tax assets:
            Accounts payable                          $    49,300        $   45,900
            Accrued liabilities                           175,100           134,700
            Net operating loss carryforwards              413,500           395,100
                                                      -----------        ----------
                                                          637,900           575,700

         Less valuation allowance                        (624,300)         (484,200)
                                                      -----------        ----------
                                                           13,600            91,500
         Deferred tax liabilities:
           Accounts receivable                            (13,600)          (75,300)
                                                      -----------        ----------
         Deferred taxes, Net                          $        --        $   16,200
                                                      ===========        ==========


         The valuation allowance is provided when it is more likely than not that the tax benefit may not be realized.

         The components of the provision for income taxes (benefit) for the years ended December 31, 1996 and 1995, are as follows:

         Current payable (receivable):
           Federal                           $  14,700            $   2,900
           Foreign                                  --                   --

         Deferred:
           Federal                                  --                   --
           Foreign                              16,200              (16,200)
                                             ---------            ---------
                                             $  30,900            $ (13,300)
                                             =========            =========

                INTERNATIONAL REALTY GROUP, INC AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 1996 AND 1995



7.  INCOME TAXES (CONTINUED):

         The income tax benefit for the years ended December 31, 1996 and 1995, differs from that which would result from applying statutory tax rates primarily due to certain operating expenses which are not tax deductible. The provision for income taxes differs from the amount obtained by applying the federal statutory income tax rate to income before provision for income taxes as follows:

                                                    1996                1995
                                                    ----                ----

         Provision at statutory rate            $  (183,200)        $ (336,100)

         Foreign taxes                               16,200            (13,300)

         Utilization of operating loss
            carrybacks/carryforwards                 92,500                 --

         Valuation allowance                        140,100            336,100


         Other differences                          (34,700)                --
                                                -----------         ----------
                                                $    30,900         $  (13,300)
                                                ===========         ==========

         At December 31, 1996, the Company had available federal and foreign net operating loss carryforwards of approximately $1,216,200 which will generally expire between 2001 and 2011.

         The Company has not provided for federal income taxes on approximately $9,200 of undistributed earnings of its foreign subsidiaries which have been reinvested in their operations. If these earnings were distributed, net operating loss carryforwards and foreign tax credits available under current law would eliminate the resulting federal income tax liability.

8.  LOSS PER SHARE:

         Loss per share of common stock was computed by dividing net loss by the weighted average number of shares of common stock. Shares issued in 1996 are considered outstanding for all of 1996. 1995 weighted average shares has been adjusted accordingly since operations include results of combined companies. The number of shares used in the computation of loss per share of common stock during 1996 and 1995 were 9,954,187 and 9,324,395, respectively. Had the convertible note been converted into common stock, the net loss per share in 1996 and 1995 would be ($.01) and (.01), respectively.

                INTERNATIONAL REALTY GROUP, INC AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 1996 AND 1995



9.  TRANSACTIONS WITH RELATED PARTY:

         In 1995, the Board of Directors of Appraisal Group International, RT (AGI RT), with the concurrence of its parent, authorized the exchange of twenty five percent (25.0%) of AGI RT common stock with certain directors/officers/employees of the Corporation for securities of other Hungarian corporations. The fair values of the securities were based on the estimated fair value of AGI RT compared to the net equity of the companies in the exchange of securities. The securities, included in other assets at December 31, 1995, were sold to third parties in 1996 at a gain of $112,200.

         In 1995, the Company had two employment agreements with shareholders controlling approximately sixty-three (63%) of Company common stock. The agreements provided for employment terms through 1995 with minimum annual compensation and bonuses if declared by the Board of Directors. One of those agreements was extended through 1997. The Company accrued compensation expense totaling $100,000 and $204,000 in 1996 and 1995, respectively. No bonuses were declared in 1996 or 1995.

         In 1994, the Company acquired common stock from two related parties. In 1995, these securities were sold to related parties for a gain of $570,200. The gain was recorded as a capital contribution.

10. COMMITMENTS:

         The Company leases office facilities under an operating lease expiring October 31, 1997. Future minimum lease payments under this agreement are $21,000 and month to month thereafter.

         During 1994, the Mexican peso was permitted to float against the U.S. Dollar and other currencies. As a result, the peso devalued from $3.4662 pesos/dollars to approximately $3.9413 pesos/dollars. It is not possible to determine what effect the devaluation will have upon future pricing or costs; however, it is management's opinion that the devaluation will not have a material adverse effect upon the Company's future operations.

                INTERNATIONAL REALTY GROUP, INC AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 1996 AND 1995




11. STOCK OPTIONS AND AWARDS:

         In 1993, the Company entered into an employment agreement with a key employee. The agreement called for 300,000 shares to be issued in 100,000 increments between 1993 and 1995. The agreement also granted the employee an option to purchase 700,000 shares at the current market value price at the grant date of $.205 per share. In 1994, the agreement was amended to award the employee 300,000 shares and reduce the number of options from 700,000 to 400,000 and modify the option terms. 200,000 options became exercisable in 1995, which were exercised, and 200,000 options in 1996 at fifty percent (50%) of the average trading prices per share for the month of February, 1996.

         The Company awarded eligible employees 32,575 shares of stock in 1995 and awarded the Board of Directors, some of whom are officers, 8,500 shares of stock. Amounts charged against current earnings was $32,100.

         Stock option/award activity under the Agreement is as follows:

                                                1996                  1995
                                                ----                  ----
         Number of option shares:
           Outstanding, beginning           $   200,000            $  400,000
         Add (deduct):
            Granted/awarded                          --                41,075
            Exercised                                --              (241,075)
                                            -----------            ----------
         Outstanding, ending                    200,000               200,000
                                            ===========            ==========
         Option price range
            Granted                         $        --            $     .001
            Exercised                                --                  .001
                                            -----------            ----------
         Outstanding, ending                $        --            $     .001
                                            ===========            ==========

                INTERNATIONAL REALTY GROUP, INC AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 1996 AND 1995



12. TRUST ASSETS:

         AGI RT maintains cash (1996, $15,600; 1995, $678,900) in a fiduciary or agency capacity (trust funds) for certain customers which is not included in the accompanying consolidated balance sheet. The trust funds represent funds for companies being liquidated under court supervision.

         In 1994, former employees of AGI Rt invested trust funds in securities of an entity. The investment was outside the fiduciary scope of responsibility of AGI RT as Trustee and was done without its knowledge or consent. The investments were liquidated in 1995 at a loss, and the Company has voluntarily indemnified the trust fund for such losses. Management of the Company is instituting legal proceedings against the former employees seeking restitution. The ability of recovery has not been determined, and accordingly, amounts paid as indemnification ($51,500) have been charged to operations in 1995 as other deductions.

13. SUPPLEMENTAL INFORMATION:

                                                  1996                  1995
                                                  ----                  ----
         Charged to:
            Direct:
              Consulting, appraisal           $  351,900            $  526,000
              Reports, film and
                  other                           51,600                94,800
                                              ----------            ----------
                                              $  403,500            $  620,800
                                              ==========            ==========
            Selling, general and
             administrative:
              Utilities                       $   30,700            $   42,500
              Bad Debts                           53,800                73,300
              Rent                                38,000                55,400
              Insurance                            4,500                 6,500
              Office                              26,500                48,600
              Professional                       156,600                71,600
              Selling                             40,800                23,100
              Other                               61,600                57,400
                                              ----------            ----------
                                              $  412,500            $  378,400
                                              ==========            ==========

                INTERNATIONAL REALTY GROUP, INC AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 1996 AND 1995



14. BUSINESS SEGMENT:

         Information about the Company's operations in different geographic areas for the years ended December 31, 1996 and 1995 is as follows:

                                     Consolidated          United
                                         Total             States          Mexico          Hungary
                                         -----             ------          ------          -------
         Net revenues:
           1996                     $    604,000      $      331,500    $        --         $ 272,500
           1995                        1,129,400             561,400             --           568,000

         Loss from
          continuing operations
          before other deductions,
          income taxes and
          minority interest:
           1996                         (502,000)           (467,100)            --           (34,900)
           1995                         (373,300)           (307,300)            --           (66,000)

         Identifiable assets:
           1996                       12,847,700             323,000     12,194,700           330,000
           1995                       12,719,700             467,200     12,053,500           199,000

         Capital expenditures:
           1996                           14,600              14,600             --                --
           1995                           37,200              15,900             --            21,300

         Depreciation and amortization:
           1996                           56,600              52,100             --             4,500
           1995                           87,800              82,900             --             4,900

         Income (loss) from continuing operations is revenue less operating expenses. In determining income (loss) from continuing operations, the following items have not been included:

                           a)       Other Income (Expenses)
                           b)       Income taxes
                           c)       Minority interest

         Identifiable assets are those assets that are identified with the operations in each geographic area.

                INTERNATIONAL REALTY GROUP, INC AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 1996 AND 1995



15. SELECTED QUARTERLY FINANCIAL SUMMARY (UNAUDITED):
         For the years ended December 31:

                                          First           Second            Third             Fourth
                                          -----           ------            -----             ------
         1996:
           Revenues                    $ 162,200        $   204,000       $   89,900        $ 147,900

           Operating expenses            269,700            216,600          380,700          239,000
                                       ---------        -----------       ----------        ---------
           Loss before other
            income (expense)
            and taxes                   (107,500)           (12,600)        (290,800)         (91,100)

           Other income
            (expense) including
            minority interest           (101,500)           (21,500)          18,900           67,200

           Provision for income
            taxes (benefit)               16,200             16,200              -0-           (1,500)
                                       ---------        -----------       ----------        ---------

         Net loss                      $(225,200)       $   (50,300)      $ (271,900)       $ (22,400)
                                       =========        ===========       ==========        =========
           Net loss per common
            share                      $    (.02)       $      (.01)      $     (.03)       $     -0-
                                       =========        ===========       ==========        =========

         1995:
           Revenues                    $ 266,600        $   311,600       $  399,300        $ 151,900

           Operating expenses            396,100            438,500          247,000          421,100
                                       ---------        -----------       ----------        ---------
           Income (loss) before
            other income (expense)
            and taxes                   (129,500)          (126,900)         152,300         (269,200)

           Other income
            (expense) including
            minority interest            352,100         (1,159,500)        (443,100)         635,400

           Provision for income
            taxes (benefit)                                                    2,400          (15,700)
                                       ---------        -----------       ----------        ---------
           Net income (loss)           $ 222,600        $(1,286,400)      $ (293,200)      $  381,900
                                       =========        ===========       ==========        =========

           Net income (loss) per
            common share               $     .03        $      (.14)      $     (.03)      $      .04
                                       =========        ===========       ==========        =========

                INTERNATIONAL REALTY GROUP, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1997
                               (UNAUDITED, NOTE 1)






                                     ASSETS
REAL ESTATE, AT COST:
    PROPERTY HELD FOR FUTURE DEVELOPMENT                                                 $  10,556,100

RECEIVABLES:
    DUE FROM CONTROLLING SHAREHOLDER                                      2,142,500
    ACCOUNTS RECEIVABLE, DEEMED FULLY COLLECTIBLE                           130,300
                                                                       ------------
                                                                                             2,272,800

    CASH AND CASH EQUIVALENTS                                                                   41,200
    FURNITURE, EQUIPMENT, AND IMPROVEMENTS                                                     144,500
    EXCESS OF COST OVER ESTIMATED FAIR VALUE OF
        NET ASSETS ACQUIRED                                                                    110,000
    OTHER ASSETS                                                                               125,600
                                                                                         -------------
           TOTAL                                                                         $  13,250,100
                                                                                         =============



                      LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES:
    MORTGAGES AND NOTES PAYABLE (NOTE 2)                               $  1,221,600
    ACCOUNTS PAYABLE                                                        214,000
    ACCRUED AND OTHER LIABILITIES                                           873,300
                                                                       ------------
                                                                                         $  2,308,900

MINORITY INTEREST                                                                           1,326,800

SHAREHOLDERS' EQUITY:
    COMMON STOCK, $.001 PAR; AUTHORIZED 10,000,000
       SHARES;  9,954,313 SHARES ISSUED AT 9/30/97                           10,000
    CAPITAL IN EXCESS OF PAR                                              4,917,400
    CONVERTIBLE NOTES (NOTE 3)                                            9,707,400
    CUMULATIVE TRANSLATION ADJUSTMENT                                      (220,400)
    ACCUMULATED DEFICIT                                                  (4,784,400)
                                                                       ------------
                                                                          9,629,900
    LESS SHARES OF COMMON STOCK HELD IN TREASURY,
       AT COST                                                               15,500
                                                                       ------------
       TOTAL SHAREHOLDERS' EQUITY                                                           9,614,500
                                                                                         ------------
          TOTAL                                                                          $ 13,250,100
                                                                                         ============







        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS.

                INTERNATIONAL REALTY GROUP, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS
             THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
                               (UNAUDITED, NOTE 1)

-------------------------------------------------------------------------------

                                                         THREE MONTHS                         NINE MONTHS
                                                      ENDED SEPTEMBER 30,                 ENDED SEPTEMBER 30
                                               ----------------------------------  ------------------------------------
                                                     1997              1996              1997               1996
                                               ----------------- ----------------  -----------------  ------------------

REVENUES:
REVENUES  FROM SERVICES PROVIDED                   $   179,600       $    89,900       $   579,000       $   456,100
                                                   -----------       -----------       -----------       -----------


OPERATING EXPENSES:
     AMORTIZATION AND DEPRECIATION                      13,800            15,500            41,800            42,900
     DIRECT                                            109,100           147,800           334,000           309,800
     PAYROLL AND RELATED BENEFITS                       52,300            54,700           150,300           201,700
     SELLING, GENERAL & ADMINISTRATIVE                  39,000           162,700           113,200           312,500
                                                   -----------       -----------       -----------       -----------
                                                       214,200           380,700           639,200           866,900
                                                   -----------       -----------       -----------       -----------
LOSS BEFORE OTHER INCOME (EXPENSE),  MINORITY
         INTEREST & PROVISION FOR INCOME
         TAXES (BENEFIT)                               (34,600)         (290,800)          (60,300)         (410,900)

OTHER INCOME (EXPENSE)
     INTEREST INCOME                                       100             2,000               600            59,200
     INTEREST EXPENSE                                  (21,500)          (30,800)          (72,800)          (95,400)
     GAIN (LOSSES) ON EXCHANGE RATE FLUCTUATIONS        10,800            64,400             1,200           (78,100)
     OTHER INCOME (EXPENSES)                             5,200                --             7,400                --
                                                   -----------       -----------       -----------       -----------
LOSS BEFORE MINORITY INTEREST &
    PROVISION FOR INCOME TAXES (BENEFIT)               (40,000)         (255,100)         (123,900)         (525,100)

MINORITY INTEREST IN INCOME (LOSS) OF
         SUBSIDIARIES                                    1,800            16,800           (15,000)          (10,200)
                                                   -----------       -----------       -----------       -----------

LOSS BEFORE PROVISION FOR INCOME TAXES                 (41,700)         (271,900)         (108,900)         (514,900)

PROVISION FOR INCOME TAXES                                 600                --               600            32,400
                                                   -----------       -----------       -----------       -----------

NET LOSS                                               (42,400)      $  (271,900)      $  (109,600)      $  (547,300)
                                                   ===========       ===========       ===========       ===========

LOSS PER COMMON SHARE                              $     (0.00)      $     (0.03)      $     (0.01)      $     (0.05)
                                                   ===========       ===========       ===========       ===========

WEIGHTED AVERAGE SHARES OF COMMON STOCK              9,954,187         9,954,187         9,954,187         9,954,187
                                                   ===========       ===========       ===========       ===========


        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS.

                INTERNATIONAL REALTY GROUP, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      NINE MONTHS ENDED SEPTEMBER 30, 1997
                               (UNAUDITED, NOTE 1)


                                                               -------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
     SOURCES OF CASH:
          CLIENTS AND OTHER                                      $       776,500
          INTEREST                                                           600
                                                                 ---------------
                                                                         777,100
                                                                 ---------------
     USES OF CASH:
         CASH PAID FOR:
             DIRECT COSTS                                                508,600
              OPERATING                                                  113,200
              PAYROLL AND RELATED BENEFITS                               150,300
              TAXES                                                          600
              INTEREST                                                     1,500
                                                                 ---------------
                                                                         774,200
                                                                 ---------------
      CASH PROVIDED BY OPERATING ACTIVITIES                                                $    2,900


CASH FLOWS FROM INVESTING ACTIVITIES:
       ACQUISITION OF:
         EQUIPMENT                                                                             (3,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
      SOURCES OF CASH:
          DUE FROM CONTROLLING SHAREHOLDER                               100,000

      USES OF CASH:
           PAYMENT OF NOTES PAYABLE                                       61,700
                                                                 ---------------

             CASH USED IN FINANCING ACTIVITIES                                                 38,300

EFFECT OF EXCHANGE RATES ON CASH AND                                                           (4,600)
       CASH EQUIVALENTS                                                                    ----------

INCREASE IN CASH AND CASH EQUIVALENTS                                                          33,600

CASH AND EQUIVALENTS, BEGINNING                                                                 7,600
                                                                                           ----------
CASH AND EQUIVALENTS, ENDING                                                               $   41,200
                                                                                           ==========










        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS.

                INTERNATIONAL REALTY GROUP, INC. AND SUBSIDIARIES

                      NINE MONTHS ENDED SEPTEMBER 30, 1997
                               (UNAUDITED, NOTE 1)

-------------------------------------------------------------------------------



RECONCILIATION OF NET LOSS TO CASH FLOWS
     PROVIDED BY OPERATING ACTIVITIES:

NET LOSS                                                              $ (109,600)
                                                                      ----------
ADJUSTMENTS TO RECONCILE NET LOSS TO
    CASH  PROVIDED BY OPERATING ACTIVITIES:

          AMORTIZATION AND DEPRECIATION             $  41,800

          MINORITY INTEREST                           (15,000)

          CURRENCY FLUCTUATION                         (1,200)

          CHANGES IN ASSETS & LIABILITIES:

               ACCOUNTS RECEIVABLE                    190,200

               OTHER ASSETS                           (99,600)

               ACCOUNTS PAYABLE:                     (130,600)

               ACCRUED LIABILITIES AND OTHER          126,900
                                                    ---------

                    TOTAL ADJUSTMENTS                                   112,500
                                                                      ---------

CASH PROVIDED BY OPERATING ACTIVITIES                                 $   2,900
                                                                      =========


















        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS.

                INTERNATIONAL REALTY GROUP, INC. AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                               SEPTEMBER 30, 1997

(1)      PRINCIPLES OF STATEMENT PRESENTATION

The unaudited consolidated financial statements include all adjustments which are necessary, in the opinion of management, to fairly reflect the Company's financial position and results of operations. All such adjustments are of a normal recurring nature. The statements have been prepared using the accounting policies described in the Company's 1996 Audited Financial Statements contained in the Company's Form 10-KSB for the year ended December 31, 1996.

The Company has changed its balance sheet presentation to a non-classified balance sheet due to the change from principally the service industry to principally real estate holdings and made other reclassifications (See Item 2. Management's Discussion and Analysis or Plan of Operations). Such change in presentation had no effect on operations. Balances for the three and nine months ended September 30, 1997 have been reclassified where appropriate to conform to the comparable 1996 period's financial statement presentation.

(2)      MORTGAGE AND NOTES PAYABLE

Mortgages and Notes Payable at September 30, 1997 is summarized as follows:

           Mortgage Note, bank                     $  468,900
           Note Payable, bank                         639,400
                                                   ----------
                      Total Payable to banks       $1,108,300
           Note Payable, unsecured                     48,000
           Note Payable, related party                 15,300
           Shareholder Loan                            50,000
                                                   ----------
                                                   $1,221,600
                                                   ----------

(3)      CONVERTIBLE NOTE

Convertible Notes issued at August 19, 1996 are summarized as follows:

           $4,858,828         convertible into       52,875,030 shares
           $4,848,558         convertible into       52,763,270 shares
           ----------                               ------------------
           $9,707,386         convertible into      105,638,300 shares

                          AMENDED AND RESTATED AGREEMENT

         This Amended and Restated Agreement (the "Agreement") is made effective as of August 19, 1996 by and among INTERNATIONAL REALTY GROUP, INC. ("IRG"), a Delaware corporation, 111 Northwest 183 Street, Suite 518, Miami, Florida 33169, DSC, S.A. DE C.V. ("DSC"), a Mexico corporation,
Constituyentes No. 647, Col. 16 de Septiembre, Mexico, D.F. 11810, and HEMISPHERE DEVELOPMENTS LIMITED ("Hemisphere"), an Isle of Man corporation, Atlantic House, 4-8 Circular Road, Douglas, Isle of Man.

                                    RECITALS:

         A. IRG has entered into a share exchange transaction with DSC, pursuant to the terms of those certain agreements, dated October 6, 1995 (the "Agreement"), February 7, 1996 (the "First Amendment") and July 31, 1996 (the "Second Amendment"). Collectively, the Agreement, First Amendment and Second Amendment are referred to herein as the "DSC Agreements."

         B. IRG has also entered into a share exchange transaction with Hemisphere, pursuant to the terms of those certain agreements, dated February 9, 1996 (the "Hemisphere Agreement"), and July 31, 1996 ("Hemisphere Amendment"). Collectively, the Hemisphere Agreement and the Hemisphere Amendment are referred to herein as the "Hemisphere Agreements."

         C. IRG, DSC and Hemisphere desire to amend and restate the DSC Agreements and the Hemisphere Agreements in order to conform the terms of such agreements to the accounting treatment of the share exchange transaction in accordance with generally accepted accounting principles, and to make certain amendments to such agreement, all in accordance with the terms and conditions of this Agreement.

         D. IRG, DSC and Hemisphere desire that this Agreement shall constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between or among the parties hereto with respect to the subject matter hereof, including, without limitation, the DSC Agreements and the Hemisphere Agreements.

         E. IRG, DSC and Hemisphere hereby acknowledge that they are aware of the contents and legal effects of all the agreements, contracts, arrangements, either written or verbal, including the Limited Partnership Agreements (literally, "asociaciones en participation"), referred to herein as well as of any other document creating, amending or terminating in any manner any rights or obligations of the parties hereto.

         NOW THEREFORE, in consideration of the covenants and agreements hereinafter set forth, IRG, DSC and Hemisphere agree as follows:

1. Recitals. The recitals set forth above are true and correct and are made a part hereof.

2. Basic Transaction. IRG has consummated a share exchange transaction with each of DSC and Hemisphere effective August 19, 1996 (the "Closing Date" or the "Closing") pursuant to the terms and conditions of this Agreement. Such transaction is intended to effect a reverse merger of IRG with DSC as the acquiring party and shall be accounted for as a pooling of interest at historical cost, according to U.S. Generally Accepted Accounting Principles.

3. DSC Share Exchange. On the Closing Date, IRG shall have purchased from DSC and DSC shall have sold to IRG the following assets (the "DSC Assets"): (i) DSC's 100 percent interest in Centro de Promociones Guerrero S.A. de C.V. ("Centro"); (ii) DSC's 75 percent interest in Clusters Inmobiliaria de Ixtapa, S.A. de C.V. ("Clusters Ixtapa"); (iii) a promissory note ("Clusters Note") in the principal amount of $5,628,426 of Clusters Ixtapa; (iv) DSC's 30 percent interest in Nueva Tierra, S.A. de C.V. ("Nueva Tierra"). The table attached hereto as Exhibit "A" summarizes the DSC Assets acquired, the interests and historical cost basis of each. In addition, DSC shall make advances to IRG in the aggregate amount of $300,000, which amounts shall be treated as a capital contribution to IRG.

         In exchange for the DSC Assets, IRG shall have issued to DSC, as of the Closing Date, a Convertible Promissory Note (the "DSC Note") in the principal amount of $4,858,828 and convertible into 52,875,030 shares of IRG's common stock, par value $.001 per share (the "Common Stock"); and (ii) 485,930 shares of Common Stock. The form of the DSC Note is attached hereto as Exhibit "B" to this Agreement.

4. Hemisphere Transaction. On the Closing Date, IRG shall have purchased from Hemisphere and Hemisphere shall have sold to IRG its 100% interest in Newland Corporation (the "Hemisphere Asset"), which, in turn, holds a 70 percent interest in Nueva Tierra. The table attached hereto as Exhibit "A" summarizes the Nueva Tierra partnerships -- Villa Del Carbon, Hacienda Del Franco, and Bahia de Cortes -- acquired, the interests and historical cost basis of each. As of the Closing Date, Nueva Tierra's interest in the partnerships is as follows:

                  Bahia de Cortes                      77.89%
                  Hacienda del Franco                  81.13%
                  Villas Del Carbon                    79.08%

         In exchange for the Hemisphere Asset, IRG shall have issued to Hemisphere, as of the Closing Date: (i) a Convertible Promissory Note (the "Hemisphere Note") in the principal amount of $4,848,558 and convertible into 52,763,270 shares of Common Stock; and (ii) 514,070 shares of Common Stock. The form of the Hemisphere Note is attached hereto as Exhibit "C" to this Agreement.

5. Representations and Warranties of IRG. IRG hereby represents and warrants to each of DSC and Hemisphere:

         a. IRG is authorized to issue 10,000,000 shares of Common Stock, of which 8,954,187 shares have been issued and are outstanding as of the Closing Date. IRG's majority shareholders agree to use their best efforts to cause an increase in the number of authorized shares to 450,000,000. IRG owns all of the issued and outstanding shares of stock of all of its subsidiaries: International Realty Group (Holdings), Inc., a Florida corporation; The Appraisal Group, Inc., a Florida corporation; Appraisal Group International, Inc., a Florida corporation; IRG Financial Services, Inc., a Florida corporation; U.S. Property Investment and Auction, Inc., a Florida corporation; Caye Bokel, Ltd., a Belize corporation, and Stragix International, Inc., a Florida corporation which in turn owns 75% of Appraisal Group International Rt., a Hungary Corporation;

         b. IRG and its subsidiaries own no real properties except the Caye Bokel property and two vacant lots in LaGrange, Texas, and all leases of real or other property are valid, enforceable in accordance with their terms, and not in default.

         c. IRG and its subsidiaries have properly filed or caused to be filed all United States federal, state, local, and foreign income and other tax returns, reports and declarations that are required by applicable law to be filed by them, and have paid, or made full and adequate provisions for the payment of, all federal, state, local, and foreign income and other taxes properly due for the periods covered by such returns, reports, and declarations, except such taxes, if any, as are adequately reserved against in IRG's most recent audited financial statements. Based upon due inquiry by IRG, IRG to the best of its knowledge and belief states that Appraisal Group International Rt. is in compliance with this paragraph.

         d. There is no litigation pending or threatened, nor have any summons, notices or warning been received from any governmental agency, department with respect to any material fine, or material violation of any law or ordinance, or other type of enforcement proceeding, including but not limited to environmental matters, with respect to IRG or its subsidiaries which involve a potential monetary recovery in excess of $25,000 in United States dollars.

         e. IRG has or will have on the date of Closing good and unencumbered title to the shares of IRG stock necessary to complete this transaction as provided above, free and clean of all mortgages, liens and encumbrances of any nature, and has or will have on the Closing Date the power and authority to transfer said shares to Hemisphere and DSC free and clear of liens and encumbrances on the Closing Date.

         f. Except as specifically referenced in this Agreement, none of IRG or its subsidiaries have or will enter into any transaction, incur any obligation or conduct business affairs except in the normal course of business between September 30, 1995 and the Closing Date.

         g. All of the financial statements of IRG provided to either DSC or Hemisphere and filings with the Securities and Exchange Commission shall be true and accurate in all material respects for the periods indicated, and shall not omit any material fact or circumstance necessary or required to prevent the information from being misleading. Since the date of the most recent IRG audited financial statement, IRG and its subsidiaries have no liabilities, fixed or contingent which are not fully provided for in the IRG Audited Financial Statements, except for trade payables incurred in the ordinary course of business. IRG shall have provided Hemisphere and DSC a list of liabilities of IRG and its subsidiaries as of the Closing Date which shall be certified by IRG as true and correct, and incorporated herein by reference.

         h. IRG and its subsidiaries have, and in the past have had no labor agreements, and no employee benefit plans sponsored, maintained or contributed to by IRG or its subsidiaries for the benefit of employees, officers or directors.

         i. To the best of IRG's knowledge and belief, IRG and its subsidiaries are in good standing with the SEC, NASD, and each state and country where they conduct business and have received no notification or inquiry giving reasonable cause to believe otherwise, and IRG will provide at closing good standing certificates or their equivalent from each such country, including Belize and Hungary, and each such state in the United States. As a part of IRG's due diligence response provided to Hemisphere and DSC, IRG will continue to provide Hemisphere and DSC with copies of all filings made by IRG with the SEC or NASD, and copies of all letters, notices or other documents sent by IRG to or received by IRG from the SEC or the NASD up to and including the date of the Closing.

6. Representations and Warranties of Hemisphere. Hemisphere hereby represents and warrants to IRG:

         a. On the date of Closing, Hemisphere has or will cause good and unencumbered title to the Hemisphere Assets to be sold and transferred to IRG.

         b. There is no litigation pending or threatened, nor have any summons, notices or warning or warning been received from any governmental agency, or department with respect to any material fine, or material violation of any law or ordinance,or other type of enforcement proceeding, including but not limited to environmental matters, with respect to Newland, Nueva Tierra or the properties which involves in the aggregate a potential monetary recovery in excess of $500,000 in United States dollars for all such litigation, claims or fines. Based upon due inquiry by Hemisphere, Hemisphere to the best of its knowledge and belief states that Newland, Nueva Tierra and the properties are in compliance with this paragraph.

         c. The financial statement of Newland provided to IRG shall be true and accurate in all material respects for the periods indicated for the statement, and shall not omit any material fact or circumstance necessary or required to prevent the financial information from being misleading. Since the date of the most recent Newland financial statement and except as specifically referenced in this Agreement, Newland shall have conducted its business only in the ordinary and usual course.

7. Representations and Warranties of DSC. DSC hereby represents and warrants to IRG:

         a. On the date of Closing, DSC has or will cause good and unencumbered title to the DSC Assets to be sold and transferred to IRG.

         b. There is no litigation pending or threatened, nor have any summons, notices or warning or warning been received from any governmental agency, or department with respect to any material fine, or material violation of any law or ordinance,or other type of enforcement proceeding, including but not limited to environmental matters, with respect to the DSC Assets which involves in the aggregate a potential monetary recovery in excess of $500,000 in United States dollars for all such litigation, claims or fines. Based upon due inquiry by DSC, DSC to the best of its knowledge and belief states that all of the DSC Assets are in compliance with this paragraph.

         c. All of the financial statement provided by DSC to IRG are true and accurate in all material respects for the periods indicated for the statement, and shall not omit any material fact or circumstance necessary or required to prevent the financial information from being misleading. Since the date of the latest period covered by such financial statements and except as specifically referenced in this Agreement, DSC shall have conducted its business only in the ordinary and usual course.

8.       Deliveries at Closing.

         a. Prior to, or at Closing, DSC and Hemisphere shall each have received from IRG the following:
            i. Appropriate corporate resolutions authorizing the transfer of stocks;
            ii. A copy of the original request to American Stock Transfer for the issuance of the IRG stock certificates to DSC and Hemisphere;
            iii. Documentation evidencing the authority of the signatories;
            iv. Documentation evidencing the validity of the Charter and By-Laws of IRG; and
            v. Documentation evidencing the validity of the transfer of IRG's stock to DSC and Hemisphere.

         b. Prior to, or at Closing, IRG shall have received from DSC certified English translation of the following:
            i. Updated third party appraisals of the DSC Assets listed on Exhibit A;
            ii. Appropriate documentation evidencing the authority of all signatories;
            iii. Documentation evidencing the partnerships' and companies'
                 ownership interests in the properties listed on
            iv. Exhibit A; 1 Appropriate corporate resolutions authorizing the transfer of stock; 1 Original stock certificates duly endorsed to IRG;
            vi. An Opinion Letter from DSC's Mexican counsel opining as to (i) the validity of the corporate status of each of the DSC companies being acquired, (ii) the authority of the signatories, (iii) the validity of the Charter and By-Laws of the companies (attaching same as exhibits), (iv) the ownership interest of the companies in the properties, (v) the validity of the transfer of stock of those companies to IRG, (vi) IRG's ownership interest in the companies and (vii) the fact that the properties are not subject to any liens, loans or encumbrances, except as provided for in their financial statements; and
            vii. A statement from DSC's Mexican accountants verifying that no adverse, material changes in DSC's financial condition have occurred from the date of DSC's most recent financial statements to the date of the Closing.

         c. Prior to, or at Closing, IRG shall have received from Hemisphere a certified English translation of the following:
            i. Updated third party appraisals of the Hemisphere Assets listed on Exhibit A;
            ii. Documentation evidencing the validity of the existence of the limited partnerships listed on Exhibit A (including the Limited Partnership Agreements);
            iii. Documentation evidencing the validity of the existence of
                 Nueva Tierra and Newland (including Charter and By-Laws of both companies);
            iv. Documentation evidencing the companies' ownership interest in the partnerships listed on Exhibit A;
            v. Appropriate corporate resolutions evidencing the authority of all signatories;
            vi. Documentation evidencing the ownership interest of the partnerships in the subject properties;

           vii.   Original stock certificates duly endorsed to IRG;
           viii. An Opinion Letter from Hemisphere's Mexican counsel opining as to (i) the validity of the Limited Partnerships and Corporations, (ii) the validity of the equity interest held by the Corporations in the Limited Partnerships, (iii) the authority of the signatories, (iv) the validity of the Charter and By-Laws of the companies (attaching same as exhibits), (v) the ownership interest in the subject properties, (vi) the validity of the transfer of stock of those companies to IRG, (vii) IRG's ownership interest in the companies and (vii) the fact that the properties are not subject to any liens, loans or encumbrances, except as provided for in their financial statements; and
           xi. A statement from Nueva Tierra's Mexican accountants verifying that no adverse, material changes in Nueva Tierra's financial condition have occurred from the date of Nueva Tierra's most recent financial statements to the date of the Closing.

9. Issuance of Shares and Registration Rights. The IRG stock issued to DSC and Hemisphere pursuant to this transaction may be issued to DSC and Hemisphere in reliance on Regulation "S" of the Securities Act of 1933 (the "Securities Act"). DSC and Hemisphere on the Closing Date shall execute a subscription agreement which among other things shall acknowledge that it has acquired the IRG shares for investment purposes only, and such shares shall be subject to the restriction on transfer set forth in Rule 144 of the Securities Act and will not be tradable in the market without registration unless subject to an exemption from registration. IRG hereby grants to DSC and Hemisphere piggyback and demand registration rights to the shares acquired hereunder for a period of three years following the Closing Date.

10. Change in the Board of Directors and Officers of IRG on the Closing Date. On the Closing Date, John Day, Geoffrey Bell and Jack Birnholz shall have resigned from the IRG Board of Directors, and the remaining Directors Richard Bradbury and Alton Hollis shall have elected Bernardo Dominguez C. to the Board of Directors of IRG. Shirley Birnholz shall have resigned as Secretary of IRG on the Closing Date and shall be replaced with Pablo Macedo. Simultaneous or prior to the Closing Date, Richard Bradbury shall have entered into a one-year employment contract satisfactory to Mr. Bradbury and DSC. Mr. Bradbury will receive the same salary, without bonus or stock awards, as reflected for the year 1994 in IRG's 10K Report for the year ending December 31, 1994. After the authorization of the increase of capital, as called for herein, IRG shall immediately call for a special meeting of the shareholders to increase the number of Directors from three to five and to elect five new Directors retaining one director designated by IRG at the time of Closing, one director designated by Hemisphere, and three directors designated by DSC.

11. Information Statement. After Closing, IRG will amend its Certificate of Incorporation to increase the number of authorized shares of Common Stock from its current level of 10,000,000 shares to 450,000,000 shares. Jack Birnholz and Richard Bradbury, who jointly control more than a majority of the issued and outstanding Common Stock, will execute a written Stockholder Consent approving such amendment to the Certificate of Incorporation. In accordance with regulations of the SEC, IRG must file an Information Statement with the SEC. Among other things, this Information Statement describes the amendment to the Certificate of Incorporation to be approved by the written consent of two stockholders as well as the transaction contemplated in this Agreement, including a description of the properties to be acquired by IRG. Immediately after Closing, IRG shall diligently prepare the Information Statement for review by the SEC. After the staff of the SEC has completed its review of the Information Statement, IRG will mail a copy of the Information Statement, including all exhibits, to each stockholder. Twenty-one days after the Information Statement is presented to its shareholders, and as soon as practical thereafter, IRG shall amend its Certificate of Incorporation increasing the authorized shares and the DSC and Hemisphere Notes referenced in this Agreement will be converted to Common Stock of IRG as provided for therein.

12. Governing Law. This Agreement shall be governed by the laws of the State of Delaware, U.S.A. and the parties hereby submit to the jurisdiction thereof.

13. Notices. Any notices sent to DSC relating to this Agreement shall be sent by facsimile and overnight delivery addressed as follows:

         Bernardo Dominguez C.                   Pablo Macedo
         DSC S.A. de C.V.                        DSC S.A. de C.V.
         Constituyentes No. 647,                 Constituyentes No. 647,
         Col. 16 de Septiembre                   Col. 16 de Septiembre
         Mexico, D.F. 11810                      Mexico, D.F. 11810
         Telephone:  011 52 5 277-9046           Telephone:   011 52 5 277-9046
         Facsimile:  011 52 5 277-9012           Facsimile:   011 52 5 277-9012

         Any notices sent to Hemisphere relating to this Agreement shall be sent by facsimile and overnight delivery addressed as follows:

         Ms. Monique Roggero-Ciana, Director
         Hemisphere Developments Limited
         Atlantic House, 4-8 Circular Road, Douglas, Isle of Man
         Telephone:  011 41 22 300 1700
         Facsimile:  011 41 22 300 1711

         Any notices sent to IRG relating to this Agreement shall be sent by facsimile and overnight delivery addressed as follows:

         Mr. Richard M. Bradbury
         International Realty Group, Inc.
         111 N.W. 183 St., Suite 518, Miami, Florida 33169 U.S.A.
         Telephone:  (305) 944-8811
         Facsimile:  (305) 651-3394

         Any notice sent to either DSC, Hemisphere or IRG relating to this Agreement shall be sent by facsimile and overnight delivery addressed as follows:

         Mr. Lee C. Schmachtenbrg, Esq.       Information copies sent to:
         Schmachtenberg & Associates
         1533 Sunset Drive, Suite 201         Mr. Jack Birnholz
         Miami, Florida 33143                 2221 N.E. 202 Street
         Telephone: (305) 666-4676            North Miami Beach, FL 33180
         Facsimile: (305) 666-4780

14. Confidentiality. Each party shall keep information disclosed to it by the other party relating to its business and financial affairs strictly confidential, except where disclosure is required by law or the information is public knowledge. Each party shall ensure that its obligation of confidence is observed by its employees and professional advisors and/or representatives.

15. Headings. The headings in this Agreement are for reference purposes only and are not intended to have any meaning or substantive effect.

16. Entire Agreement. This Agreement, including all of the Exhibits attached hereto which are incorporated herein by this reference, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, between or among the parties hereto with respect to the subject matter hereof and thereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


DSC, S.A. de C.V.                                Hemisphere Developments Limited

By:  /s/ Bernardo Dominguez C.                   By:  /s/ Monique Roggero-Ciana
     -----------------------------------------        --------------------------
          Bernardo Dominguez C.                           Monique Roggero-Ciana



INTERNATIONAL REALTY GROUP, INC.

By:  /s/ Richard M. Bradbury                     By:  /s/ Jack Birnholz
     -----------------------------------------        --------------------------
     Richard M. Bradbury, President,                      Jack Birnholz
     Chief Financial Officer, and Shareholder             Shareholder



                                                 By:  /s/ Richard M. Bradbury
                                                      --------------------------
                                                          Richard M. Bradbury
                                                          Shareholder

                                    EXHIBIT A

INTERNATIONAL REALTY GROUP, INC.
AS OF 6/30/96
ACQUISITION OF DSC / HEMISPHERE ASSETS


         ASSETS                    DSC                 DSC              CLUSTERS              CENTRO             HACIENDA
                                 CAPITAL              NOTE
------------------------------------------------------------------------------------------------------------------------------
  Real estate held for development                                       9,054,885             403,591            547,186

  Cash                            132,525                                   17,756
  Due from DSC                    104,975                                1,912,189             247,277
  VAT Receivable                                                            32,646                 109
  Other Assets                                                                 237
  Cancellation of
  Notes to Bank                                     5,628,426           (5,628,426)           (659,508)          (483,618)
  Accounts Payable                                                         (69,571)            (59,290)
  Accrued Interest                                                                                                (66,984)
  Accrued liabilities                                                     (119,653)             (7,767)

                        ------------------------------------------------------------------------------------------------------
Net Assets                        300,000           5,628,426            5,200,063             (75,588)            (3,416)
                        ======================================================================================================

Paid-in Capital                   300,000           5,628,426            6,788,276             776,744             29,174
Retained earnings                                                       (2,888,229)           (852,332)           (31,945)
                        ------------------------------------------------------------------------------------------------------
                                  300,000           5,628,426            3,900,047             (75,588)            (2,771)
Minority interest                                                        1,300,016                                   (645)

                        ------------------------------------------------------------------------------------------------------
Net Assets                        300,000           5,628,426            5,200,063             (75,588)            (3,416)
                        ======================================================================================================

Minority share %                     0.00%               0.00%               25.00%               0.00%             18.87%
                        ======================================================================================================
Common Shares:          net equity transfer value $9,799,278   or   $0.0919 per share.

DSC                            53,360,960  issued at closing     485,930      $44,653
Hemisphere Note:               53,277,340  issued at closing     514,070      $47,239
                              -----------                      ---------      -------
                              106,638,300                      1,000,000      $91,892



         ASSETS                                   VILLA           BAHIA            TOTAL
-----------------------------------------------------------------------------------------------------------------------------------
  Real estate held for development                43,104         19,358         10,068,124

  Cash                                                                             150,281
  Due from DSC                                                                   2,264,441
  VAT Receivable                                                                    32,755
  Other Assets                                                                         237
  Cancellation of
  Notes to Bank                                                                 (1,143,126)
  Accounts Payable                                                                (128,861)
  Accrued Interest                                                                 (66,984)
  Accrued liabilities                                                             (127,420)

                        -------------------------------------------------------------------
Net Assets                                        43,104         19,358         11,111,947
                        ===================================================================

Paid-in Capital                                   34,087         15,078         13,571,784
Retained earnings                                                               (3,772,506)
                        -------------------------------------------------------------------
                                                  34,087         15,078          9,799,278
Minority interest                                  9,017          4,280          1,312,869

                        -------------------------------------------------------------------
Net Assets                                        43,104         19,358         11,111,947
                        ===================================================================

Minority share %                                   20.92%         22.11%
                        ===================================================================
Common Shares:
DSC                         Note: $4,858,828              convertible to  52,875,030 shares
Hemisphere Note:            Note: $4,848,558              convertible to  52,763,270 shares
                                  ----------                             -----------
                                  $9,707,386                             105,638,300

